As filed with the Securities and Exchange Commission on May 22, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI CONSULTING, INC.*

(Exact name of registrant as specified in its charter)

Maryland	8742	52-1261113
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 South Flagler Drive, Suite 1500 West Tower

West Palm Beach, Florida 33401

(561) 515-1900

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

*SEE TABLE OF ADDITIONAL GUARANTOR REGISTRANTS LISTED ON THE FOLLOWING PAGE

Eric B. Miller

Executive Vice President, General Counsel and Chief Risk Officer

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500 West Tower

West Palm Beach, Florida 33401

(561) 515-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Eric Maki, Esq.

John Owen, Esq.

Jones Day

222 East 41st Street

New York, New York 10017-6702

(212) 326-3939

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee
6.0% Senior Notes due 2022	$300,000,000	100%	$300,000,000	$40,920
Guarantees of 6.0% Senior Notes due 2022	—	—	—	— (2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act.
(2)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. employer identification number
Compass Lexecon LLC	Maryland	20-0302099
Competition Policy Associates, Inc.	District of Columbia	33-1034453
FD MWA Holdings Inc.	Delaware	05-0579952
FTI, LLC	Maryland	34-2025396
FTI Consulting LLC	Maryland	26-0455131
FTI Consulting (Government Affairs) LLC	New York	46-1798081
FTI Consulting Realty LLC	New York	80-0911321
FTI Consulting (SC) Inc.	New York	13-3128710
FTI Consulting Technology LLC	Maryland	02-0736098
FTI Consulting Technology Software Corp	Washington	91-2108490
FTI General Partner LLC	Maryland	26-0659309
FTI Hosting LLC	Maryland	26-0659182
FTI International LLC	Maryland	20-5486544
FTI Investigations LLC	Maryland	42-1684517
Sports Analytics LLC	Maryland	90-0825728

*	The address and telephone number for each of the additional registrants is c/o 909 Commerce Road, Annapolis, Maryland 21401, telephone: (410) 224-8770. The name, address, including zip code, and telephone number of the agent for service for each additional registrant is c/o Eric B. Miller, Executive Vice President, General Counsel and Chief Risk Officer of FTI Consulting, Inc., 777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401, telephone: (561) 515-1900.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated May 22, 2013

PROSPECTUS

FTI CONSULTING, INC.

Offer to Exchange

$300,000,000 Outstanding 6.0% Senior Notes due 2022

for $300,000,000 Registered 6.0% Senior Notes due 2022

FTI Consulting, Inc. is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $300,000,000 of our 6.0% senior notes due 2022, which we refer to as the “exchange notes,” for an equal principal amount of our outstanding 6.0% senior notes due 2022. When we refer to “old notes,” we are referring to the outstanding 6.0% senior notes due 2022. The exchange notes will represent the same debt as the old notes and we will issue the exchange notes under the same indenture as the old notes.

The exchange offer will expire at 9:00 a.m., New York City time, on             , 2013, unless extended, which we refer to as the “expiration date.”

Terms of the Exchange Offer

•	We will issue exchange notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•

The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

•

Certain of our subsidiaries will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the notes. These guarantees of the exchange notes will be senior unsecured obligations of the subsidiary guarantors.

•

The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption “Certain U.S. Federal Tax Considerations.”

•	There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

An investment in the exchange notes involves risks. You should carefully review the risk factors beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the date the registration statement becomes effective, we will provide copies of this prospectus to broker-dealers upon request for use in connection with any such resale. See “Plan of Distribution.”

Prospectus dated             , 2013.

We have not authorized anyone to give you any information or to make any representations about the exchange offer we discuss in this prospectus other than those contained or incorporated by reference in this prospectus. If you are given any information or representation about this matter that is not discussed, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

In determining whether to participate in the exchange offer, investors must rely on their own examination of the issuer and the terms of the exchange notes and the exchange offer, including the merits and risks involved. The securities offered by this prospectus have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in or incorporated by reference into this prospectus have been obtained from third party sources that we believe to be reliable, such as The Deal LLC and Mergermarket. Market estimates are calculated by using independent industry publications, government publications and third party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

CERTAIN TERMS USED IN THIS PROSPECTUS

In this prospectus, unless otherwise indicated or the context otherwise requires:

•

Unless otherwise indicated or required by the context, the terms “FTI,” “FTI Consulting,” “we,” “our” and “us” refer to FTI Consulting, Inc. and excludes its consolidated subsidiaries. The “Company” refers to FTI Consulting, Inc., including its consolidated subsidiaries, except that the term the “Company” as used in the section entitled “Description of Notes,” shall have the meaning prescribed in that section.

•	The “issuer” refers to FTI Consulting, Inc., a Maryland corporation.

•

The “old notes” refers to the issuer’s currently outstanding 6.0% senior notes due 2022. The offering of old notes was made only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S and, accordingly, was exempt from registration under the Securities Act.

•

The “exchange notes” refers to the issuer’s new 6.0% senior notes due 2022 offered in the exchange offer. The terms of the exchange notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the exchange notes will be registered under the Securities Act and will not be subject to restrictions on transfer or be entitled to registration rights or provisions relating to additional interest under circumstance relating to the registration rights of holders of the old notes.

•	The “notes” refers collectively to the old notes and the exchange notes.

•

The “initial purchasers” refers to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., HSBC Securities (USA) Inc., RBS Securities Inc., Wells Fargo Securities, LLC, Comerica Securities, Inc., Santander Investment Securities Inc. and PNC Capital Markets LLC, collectively.

WHERE YOU CAN FIND MORE INFORMATION

We and the subsidiary guarantors have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act that registers the exchange notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 9, 2013;

•	our Current Reports on Form 8-K filed with the SEC on April 11, 2013 and May 21, 2013; and

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2013 to the extent information included in such Proxy Statement has been incorporated by reference into our 2012 Annual Report on Form 10-K.

Our current report on Form 8-K filed with the SEC on May 21, 2013 reclassifies historical segment information to correspond with our current segment structure. We filed the current report on Form 8-K with the SEC on May 21, 2013 to reclassify the segment information within Part I, “Item 1. Business;” Part II, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and footnotes 4 and 19 to our consolidated financial statements, in each case as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on February 28, 2013.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

FTI Consulting, Inc.

777 South Flagler Drive

Suite 1500 West Tower

West Palm Beach, Florida 33401

Attention: Corporate Secretary

Telephone: (561) 515-1900

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than             , 2013. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See “The Exchange Offer” for more detailed information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, future capital expenditures, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical. Forward-looking statements often contain words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon our historical performance and our current plans, estimates and expectations at the time we make them and various assumptions. There can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Our actual financial results, performance or achievements could differ materially from those expressed in, or implied by, any forward-looking statements. The inclusion of any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Given these risks, uncertainties and other factors, you should not place undue reliance on any forward-looking statements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in, or implied by, statements in this prospectus, including the documents incorporated by reference herein. Important factors that could cause our actual results to differ materially from such forward-looking statements are set forth in this prospectus and the documents incorporated by reference herein, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. They include risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including the following:

•	changes in demand for our services;

•	our ability to attract and retain qualified professionals and senior management;

•	conflicts resulting in our inability to represent certain clients;

•	our former employees joining or forming competing businesses;

•	our ability to manage our professionals’ utilization and billing rates and maintain or increase the pricing of our services and products;

•	our ability to make acquisitions and integrate the operations of acquisitions as well as the costs of integration;

•	our ability to adapt to and manage the risks associated with operating in non-United States markets;

•	our ability to replace key personnel, including senior managers and practice and regional leaders, who have highly specialized skills and experience;

•	our ability to identify suitable acquisition candidates, negotiate favorable terms and take advantage of opportunistic acquisition situations;

•	our ability to protect the confidentiality of internal and client data and confidential information;

•	legislation or judicial rulings, including rulings regarding data privacy and the discovery process;

•	periodic fluctuations in revenues, operating income and cash flows;

•	damage to our reputation as a result of claims involving the quality of our services;

•	fee discounting or renegotiation, lower pricing, less advantageous contract terms and unexpected terminations of client engagements;

•	competition;

•

general economic factors, industry trends, restructuring and bankruptcy rates, legal or regulatory requirements, capital market conditions, merger and acquisition activity, major litigation activity and other events outside of our control;

•	our ability to manage growth;

•	risk of non-payment of receivables;

•	the amount and terms of our outstanding indebtedness;

•	changes in accounting principles;

•	risks relating to the obsolescence of, changes to, or the protection of, our proprietary software products and intellectual property rights; and

•	fluctuations in the mix of our services and the geographic locations in which our clients are located or our services are rendered.

There may be other factors that may cause our actual results to differ materially from our forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of the document in which they were made and are expressly qualified in their entirety by the cautionary statements included or incorporated by reference in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances and do not intend to do so.

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SUMMARY

This summary does not contain all the information that may be important to you. You should carefully read this prospectus in its entirety before making an investment decision. In particular, you should read the section titled “Risk Factors” and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus as well as in the documents incorporated by reference in this prospectus.

The Company

The Company is a leading global business advisory firm dedicated to helping organizations protect and enhance their enterprise value in difficult and increasingly complex economic, legal and regulatory environments throughout the world. The Company operates through five segments:

•	Corporate Finance/Restructuring;

•	Forensic and Litigation Consulting;

•	Economic Consulting;

•	Technology; and

•	Strategic Communications.

The Company works closely with its clients to help them anticipate, understand, manage and overcome complex business matters arising from such factors as the economy, financial and credit markets, governmental regulation and legislation and litigation. The Company assists clients in addressing a broad range of business challenges, such as restructuring (including bankruptcy), financing and credit issues and indebtedness, interim business management, forensic accounting and litigation matters, international arbitrations, mergers and acquisitions, antitrust and competition matters, electronic discovery, management and retrieval of electronically stored information, reputation management and strategic communications. The Company also provides services to help its clients take advantage of economic, regulatory, financial and other business opportunities. The Company has expertise across its operating segments in highly specialized industries, including real estate and construction, automotive, telecommunications, healthcare and life sciences, energy and utilities, chemicals, banking, insurance, pharmaceuticals, retail, information technology and communications, and media and entertainment. The Company’s experienced professionals include many individuals who are widely recognized as experts in their respective fields. The Company’s professionals include PhDs, MBAs, JDs, CPAs, CPA-ABVs (who are CPAs accredited in business valuations), CPA-CFFs (who are CPAs certified in financial forensics), CRAs (certified risk analysts), Certified Turnaround Professionals, Certified Insolvency and Reorganization Advisers, Certified Fraud Examiners, ASAs (accredited senior appraisers), construction engineers and former senior government officials. The Company’s clients include Fortune 500 corporations, FTSE 100 companies, global banks, major law firms and local, state and national governments and agencies in the United States and other countries. In addition, major U.S. and international law firms refer the Company or engage the Company on behalf of their clients. The Company believes clients retain the Company because of its recognized expertise and capabilities in highly specialized areas, as well as the Company’s reputation for satisfying clients’ needs.

Our Corporate Information

We are incorporated under the laws of the State of Maryland. We are a publicly traded company with common stock listed on the New York Stock Exchange under the symbol “FCN.” Our executive offices are located at 777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401. The Company’s telephone number is (561) 515-1900. The Company’s website is www.fticonsulting.com. The information on the Company’s website is not a part of this prospectus.

Summary of the Terms of the Exchange Offer

On November 27, 2012, we completed an offering of $300,000,000 aggregate principal amount of old 6.0% senior notes due 2022. The offering of the old notes was made only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S and, accordingly, was exempt from registration under the Securities Act.

Notes Offered	Up to $300,000,000 aggregate principal amount of new 6.0% senior notes due 2022, registered under the Securities Act in exchange for old notes.

The terms of the exchange notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the exchange notes will be registered under the Securities Act and generally will not be subject to restrictions on transfer or be entitled to registration rights or provisions relating to additional interest under circumstances relating to the registration rights of holders of the old notes. The exchange notes will bear a different CUSIP or ISIN number from the old notes.

The Exchange Offer	You may exchange old notes for exchange notes.

Resale of Exchange Notes	We believe the exchange notes that will be issued in the exchange offer may be resold by most investors without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and the ability to resell the exchange notes.

Consequences of Failure to Exchange the Old Notes	You will continue to hold old notes that remain subject to their existing transfer restrictions if:

• you do not tender your old notes; or

• you tender your old notes and they are not accepted for exchange.

With some limited exceptions, we will have no obligation to register the old notes after we consummate the exchange offer and the old notes will cease to have the right to earn additional interest. See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Consequences of Failure to Exchange.”

Expiration Date	The exchange offer will expire at 9:00 a.m., New York City time, on , 2013, unless we extend it, in which case “expiration date” means the latest date and time to which the exchange offer is extended.

Interest on the Exchange Notes	The exchange notes will accrue interest from the most recent date to which interest has been paid or provided for on the old notes.

Conditions to the Exchange Offer	The exchange offer is subject to several customary conditions, which are for our sole benefit and may be waived by us. We will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer if we determine in our reasonable judgment that the exchange offer violates applicable law, any applicable interpretation of the SEC or its staff or any order of any governmental agency or court of competent jurisdiction. In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any such old notes, if:

• at any time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part; or

• at any time any stop order is threatened or in effect with respect to the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended.

See “The Exchange Offer—Conditions.” We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of any of the foregoing events.

Procedures for Tendering Old Notes	If you wish to accept the exchange offer, you must submit required documentation and effect a tender of old notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this prospectus and in the relevant letter of transmittal. See “The Exchange Offer—Procedures for Tendering,” “The Exchange Offer—Book Entry Transfer” and “The Exchange Offer—Guaranteed Delivery Procedures.”

Guaranteed Delivery Procedures	If you wish to tender your old notes, but cannot properly do so prior to the expiration date, you may tender your old notes according to the guaranteed delivery procedures set forth in “The Exchange Offer.”

Withdrawal Rights	Tenders of old notes may be withdrawn at any time prior to the expiration date. To withdraw a tender of old notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in “The Exchange Offer—Exchange Agent” prior to the expiration date.

Acceptance of Old Notes and Delivery of Exchange Notes	Except in some circumstances, any and all old notes that are validly tendered in the exchange offer prior to the expiration date will be accepted for exchange. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Certain U.S. Federal Tax Consequences	The exchange of the old notes for the exchange notes will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Tax Considerations.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer.

The Exchange Notes

The terms of the exchange notes offered in the exchange offer are identical in all material respects to the terms of the old notes, except that the exchange notes will:

•	be registered under the Securities Act and therefore will not be subject to restrictions on transfer;

•	not be subject to provisions relating to additional interest;

•	bear a different CUSIP or ISIN number from the old notes;

•	not entitle their holders to registration rights; and

•	be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the old notes.

Issuer	FTI Consulting, Inc.

Notes Offered	$300,000,000 aggregate principal amount of 6.0% senior notes due 2022.

Maturity Date	The exchange notes mature on November 15, 2022.

Interest	The exchange notes will bear interest at a rate of 6.0% per annum, payable semi-annually.

Interest Payment Dates	On November 15 and May 15 of each year.

Guarantees	The obligations under the exchange notes will be fully and unconditionally guaranteed, jointly and severally, by all of our existing and future domestic restricted subsidiaries, subject to certain exceptions. See “Description of Notes—Guarantees.”

Ranking	The exchange notes and the related guarantees will be our and the guarantors’ general unsecured senior obligations. The indebtedness evidenced by the exchange notes and the related guarantees will:

• rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness;

• rank senior in right of payment to any existing and future subordinated indebtedness;

•        be effectively junior to all of our and the guarantors’ secured debt, including our $350.0 million senior secured revolving credit facility (which may be increased to $425.0 million), which we refer to as the Revolving Credit Facility, to the extent of the value of the collateral securing such indebtedness; and

•        be structurally subordinated to all existing and future indebtedness and other liabilities of any current and future non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time and from time to time on or after November 15, 2017 at the redemption prices listed in this prospectus under “Description of Notes—Optional Redemption” plus accrued and unpaid interest, if any, to the date of redemption.

At any time prior to November 15, 2017, we may redeem the exchange notes, in whole or in part, at a price equal to 100% of the principal amount plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date, as described in this prospectus under “Description of Notes—Optional Redemption.”

At any time prior to November 15, 2015, we may use the net proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the exchange notes at a redemption price equal to 106.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

For more information, see “Description of Notes—Optional Redemption.”

Change of Control	Upon the occurrence of certain changes of control triggering events, we will be required to offer to repurchase the exchange notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to but excluding, the date of repurchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indenture governing the exchange notes contains covenants that may limit our ability and the ability of our restricted subsidiaries to, among other things:

• incur or guarantee additional indebtedness;

• make certain restricted payments;

• create or incur certain liens;

• create restrictions on the payment of dividends or other distributions to us from our restricted subsidiaries;

• engage in certain sale and leaseback transactions;

• transfer all or substantially all of our assets or the assets of any restricted subsidiary or enter into merger or consolidation transactions with third parties; and

• engage in certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Notes—Certain Covenants” in this prospectus. Subject to certain limitations, certain covenants will terminate after the exchange notes obtain investment grade ratings from both Moody’s Investors Service, Inc., or Moody’s, and Standard & Poor’s Ratings Group, or S&P. See “Description of Notes—Certain Covenants.”

Risk Factors	You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein and, in particular, you should evaluate the risks in this prospectus under “Risk Factors” and in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus, before deciding whether to exchange your old notes for exchange notes

RISK FACTORS

Before deciding to participate in the exchange offer, you should consider carefully the risks and uncertainties described below and in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 together with all of the other information included or incorporated by reference in this prospectus, including financial statements and related notes. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of the following risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to the Notes

Our leverage could adversely affect our financial condition or operating flexibility and prevent us from fulfilling our obligations under the notes and our other outstanding indebtedness.

Our total consolidated long-term debt as of March 31, 2013 was approximately $723.0 million, and we have $348.6 million of undrawn availability under our Revolving Credit Facility. In addition, the Revolving Credit Facility includes a $75.0 million uncommitted accordion feature that would permit us, subject to certain conditions, to expand the revolving line of credit to $425.0 million. Our level of indebtedness could have important consequences on our future operations, including:

•	making it more difficult for us to satisfy our payment and other obligations under the notes or our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other covenants contained in the indenture governing the notes and our other outstanding debt agreements, which could result in all of our debt becoming immediately due and payable and could permit the lenders under our Revolving Credit Facility to foreclose on the assets securing such debt;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our debt with variable interest rates, including the Revolving Credit Facility;

•

reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us under our Revolving Credit Facility or otherwise in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs.

Despite our current level of indebtedness, we and our subsidiaries may still incur significant additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the indentures governing the notes and our $400.0 million aggregate principal amount of 6 3/4% senior notes due 2020, or the 2020 Notes, and our Revolving Credit Facility limit, but do not prohibit, us from incurring additional indebtedness. In addition, the indentures that govern the notes and the 2020 Notes allow us to issue additional indebtedness under certain circumstances which may also be guaranteed by our domestic subsidiaries that guarantee the notes, the 2020 Notes and our Revolving Credit Facility. The indentures that govern the notes and the 2020 Notes also allow us to incur certain other additional secured debt, which would be effectively senior to the notes. In addition, the indentures do not prevent us from incurring other liabilities that do not constitute indebtedness. See “Description of Notes.” Our ability to incur additional indebtedness may have the effect of reducing the amounts available to pay amounts due with respect to our indebtedness, including the notes. If we incur new debt or other liabilities, the related risks that we and our subsidiaries now face could intensify.

We may not be able to generate sufficient cash to service our indebtedness, including the notes, and we may be forced to take other actions to satisfy our payment obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our indebtedness depends on the future performance of FTI Consulting, Inc. and the performance of its subsidiaries, which will be affected by financial, business and economic conditions and other factors. We will not be able to control many of these factors, such as the general economy, economic conditions in the industries in which we operate and competitive pressures. Our cash flow may not be sufficient to allow us to pay principal and interest on our debt and to meet our other obligations, including with respect to the notes. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, the terms of existing or future debt agreements, including our Revolving Credit Facility and the indentures governing the notes and the 2020 Notes, may restrict us from pursuing any of these alternatives. Any limitation on our ability to pay principal of and interest on the notes would likely reduce the value of the notes.

In the event that we need to refinance all or a portion of our outstanding debt before maturity or as it matures, we may not be able to obtain terms as favorable as the terms of our existing debt or refinance our existing debt at all. If prevailing interest rates or other factors existing at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to the refinanced debt would increase. Furthermore, if any rating agency changes our credit rating or outlook, our debt and equity securities could be negatively affected, which could adversely affect our financial condition and results of operations.

Our indebtedness is guaranteed by substantially all of our domestic subsidiaries and will be required to be guaranteed by future domestic subsidiaries including those that join us in connection with acquisitions.

Substantially all of our U.S. subsidiaries guarantee our obligations under the notes, the 2020 Notes and our Revolving Credit Facility. Future U.S. subsidiaries will be required to provide similar guarantees and, in the case of the Revolving Credit Facility, similar security. If we default on any guaranteed indebtedness, our U.S. subsidiaries could be required to make payments under their guarantees, and our senior secured creditors could foreclose on their assets to satisfy unpaid obligations, which would materially adversely affect our business and financial results.

Our variable rate indebtedness will subject us to interest rate risk, which could cause our annual debt service obligations to increase significantly.

Borrowings under the Revolving Credit Facility are at variable rates of interest, which expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. An increase in debt service obligations under our variable rate indebtedness could affect our ability to make payments required under the terms of the notes or our other indebtedness.

The covenants in our Revolving Credit Facility and the indentures governing our outstanding senior notes impose restrictions that may limit our operating and financial flexibility.

The Revolving Credit Facility includes negative covenants that may, subject to exceptions, limit our ability and the ability of our subsidiaries to, among other things:

•	create, incur, assume or suffer to exist liens;

•	make investments and loans;

•	create, incur, assume or suffer to exist additional indebtedness or guarantees;

•	engage in mergers, acquisitions, consolidations, sale-leasebacks and other asset sales and dispositions;

•	pay dividends or redeem or repurchase our capital stock;

•	alter the business that we and our subsidiaries conduct;

•	engage in certain transactions with affiliates;

•	modify the terms of certain indebtedness, including the indentures governing the 2020 Notes and the notes;

•	prepay, redeem or purchase certain indebtedness, including the 2020 Notes and the notes; and

•	make material changes to accounting and reporting practices.

In addition, the Revolving Credit Facility includes financial covenants that require the Company (i) not to exceed a maximum leverage ratio, (ii) not to exceed a maximum senior secured leverage ratio, and (iii) to maintain a minimum fixed charge coverage ratio.

The indentures governing the notes and the 2020 Notes contain a number of significant restrictions and covenants that, with certain exceptions, may limit our ability and our subsidiaries’ ability to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain restricted payments;

•	create or incur certain liens;

•	create restrictions on the payment of dividends or other distributions to us from our restricted subsidiaries;

•	engage in certain sale and leaseback transactions;

•	transfer all or substantially all of our assets or the assets of any restricted subsidiary or enter into merger or consolidation transactions with third parties; and

•	engage in certain transactions with affiliates.

Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in the Company being unable to comply with certain debt covenants. If we violate these covenants and are unable to obtain waivers, the Company would be in default and the outstanding indebtedness could be accelerated and could permit, in the case of secured debt, the lenders to foreclose on the assets securing such debt. If the indebtedness is accelerated, we may not be able to repay such debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. If our debt is in default for any reason, the Company’s cash flows, results of operations or financial condition could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes or our other debt and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

The guarantees may not be enforceable because of fraudulent conveyance laws.

The obligations of the guarantor subsidiaries may be subject to challenge under state, federal or foreign fraudulent conveyance or transfer laws. Under state and federal laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of such subsidiary, such as a trustee in bankruptcy or the subsidiary in its capacity as debtor-in-possession, were to find that, at the time such obligation was incurred, such subsidiary, among other things:

•	did not receive fair consideration or reasonably equivalent value therefore; and

•	either:

•	was (or was rendered) insolvent by the incurrence of the guarantee;

•	was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured,

a court could void such subsidiary’s obligation under the guarantee, and direct the return of any payment made under the guarantee to the subsidiary or to a fund for the benefit of its creditors.

Moreover, regardless of the factors identified above, such court could void such subsidiary’s obligation, and direct such repayment, if it found that the obligation was incurred with the intent to hinder, delay, or defraud such subsidiary’s creditors. In that event, the holder of the notes would not have the benefit of such subsidiary’s guarantee and would have to look for payment solely from us.

The measure of insolvency for purposes of the above will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent:

•	if the sum of its debts is greater than the fair value of all of its property;

•	if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature; or

•	if it could not pay its debts as they become due.

The indenture governing the notes contains a “savings clause” intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. We cannot assure you that this provision will be upheld as intended. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found this kind of provision in that case to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety; this decision was affirmed by the Eleventh Circuit Court of Appeals in May 2012.

Effective subordination of the notes and the guarantees to substantially all of our existing and future secured debt and the existing and future debt of the guarantors may reduce amounts available for payment of the notes and guarantees.

The notes and the guarantees are unsecured. Accordingly, the notes will be effectively subordinated to any of our existing and future secured indebtedness, including the Revolving Credit Facility, and, a guarantor’s guarantees will be effectively subordinated to all of that guarantor’s secured indebtedness, in each case to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy, liquidation or similar proceeding, or if payment under any secured obligation is accelerated, the assets that serve as collateral for any secured indebtedness will be available to satisfy the obligations under the secured indebtedness before any payments are made on the notes. As of March 31, 2013, we had no secured indebtedness outstanding, and $348.6 million of undrawn availability, under the Revolving Credit Facility.

Effective subordination of the notes and the guarantees to indebtedness of our existing and future non-guarantor subsidiaries may reduce amounts available for payment of the notes and the guarantees.

The notes and the guarantees will also be effectively subordinated to the unsecured indebtedness and other liabilities of our subsidiaries that are not guarantors and of those guarantors whose guarantees of the notes are released or terminated. In addition, the guarantors’ guarantee our obligations under the 2020 Notes and the Revolving Credit Facility. Except to the extent that we or a guarantor is a creditor with recognized claims against our other subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our other subsidiaries will have priority with respect to the assets of such subsidiaries over our and the guarantors’ claims (and therefore the claims of our creditors, including holders of the notes). As of March 31, 2013, our subsidiaries (other than the guarantors) have approximately $120.6 million of liabilities, of which approximately $10.9 million are owed to us or the guarantors and are not structurally senior to the notes.

We may not have sufficient funds to repurchase the notes upon a change of control triggering event, and certain strategic transactions may not constitute a change of control triggering event.

The terms of the notes will require us to make an offer to repurchase such notes upon the occurrence of a change of control triggering event (as defined under “Description of Notes” in this prospectus) at a purchase price equal to 101% of the respective principal amount of such notes plus accrued interest to the date of the purchase. It is possible that we will not have sufficient funds at the time of the change of control triggering event to make the required repurchase of notes and will be required to obtain third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. In addition, the occurrence of certain change of control events constitute an event of default under the terms of our Revolving Credit Facility. Such an event of default would entitle the lenders under our Revolving Credit Facility to, among other things, cause all outstanding debt thereunder to become due and payable.

We continuously evaluate and may in the future enter into strategic transactions. Any such transaction could happen at any time, could be material to our business and could take any number of forms, including, for example, an acquisition, merger or a sale of all or substantially all of our assets. Moreover, such strategic transactions may not be deemed to constitute a “change of control” as defined in the indenture that will govern the notes.

Ratings of the notes may affect the market price and marketability of the notes.

The notes have been rated by Moody’s and S&P. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes.

If on any future date the notes have investment grade ratings, many of the restrictive covenants will be terminated.

If on any future date the notes are rated at least BBB- (or the equivalent) by S&P and at least Baa3 (or the equivalent) by Moody’s and certain other conditions are met, many of the restrictive covenants in the indenture will be terminated and will not go back into effect at any time. We cannot assure you that the notes will ever be rated investment grade or that, if they are, that they will maintain such ratings. Termination of these covenants may allow us to engage in certain actions that would not be permitted while these covenants are in effect and any such actions that we take after the covenants are terminated could be permitted even if the notes subsequently fail to maintain investment grade ratings. See “Description of Notes—Certain Covenants.”

Risks Relating to the Exchange Offer

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers of the old notes have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

If you do not exchange your old notes, they may be difficult to resell.

It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to restrictions on transfer. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

The market price for the exchange notes may be volatile.

Historically, the market for debt securities similar to the exchange notes has been subject to disruptions that have caused substantial volatility in the prices of such securities. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions will not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or that the price you receive when you sell will be favorable.

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

There are state securities law restrictions on the resale of the exchange notes.

In order to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. Currently, we do not intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

THE EXCHANGE OFFER

The following contains a summary of the material provisions of the exchange offer being made pursuant to the registration rights agreement, dated November 27, 2012, which we refer to as the registration rights agreement, with respect to the old notes, among us, the subsidiary guarantors and the initial purchasers of the old notes. It does not contain all of the information that may be important to an investor in the exchange notes.

Terms of the Exchange Offer

General

In connection with the issuance of the old notes, we and the guarantor subsidiaries entered into a registration rights agreement with the initial purchasers, which provides for the exchange offer.

Under the registration rights agreement, we have agreed:

•

to use commercially reasonable efforts to file with the SEC the registration statement, of which this prospectus is a part, with respect to a registered offer to exchange the old notes for the exchange notes; and

•

to commence the exchange offer promptly after the effectiveness of this registration statement and to use our best efforts to complete the exchange offer no later than 30 business days after the effective date.

We will keep the exchange offer open for the period required by applicable law, but in any event for at least 20 business days.

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all old notes validly tendered and not withdrawn prior to the expiration date will be accepted for exchange. Exchange notes will be issued in exchange for an equal principal amount of outstanding old notes accepted in the exchange offer. Old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under “—Conditions.”

Old notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice of such acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the exchange notes and delivering exchange notes to such holders.

Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such exchange notes, other than any such holder that is a broker-dealer or an “affiliate” of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	such exchange notes are acquired in the ordinary course of business;

•	at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such exchange notes; and

•	such holder is not engaged in and does not intend to engage in a distribution of such exchange notes.

We have not sought and do not intend to seek a no-action letter from the SEC, with respect to the effects of the exchange offer, and there can be no assurance that the Staff would make a similar determination with respect to the exchange notes as it has in previous no-action letters.

By tendering old notes in exchange for relevant exchange notes, and executing the letter of transmittal for such notes, each holder will represent to us that:

•	any exchange notes to be received by it will be acquired in the ordinary course of business;

•	it has no arrangements or understandings with any person to participate in the distribution of the old notes or exchange notes within the meaning of the Securities Act; and

•	it is not our “affiliate,” as defined in Rule 405 under the Securities Act.

If such holder is a broker-dealer, it will also be required to represent that it will receive the exchange notes for its own account in exchange for old notes acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of exchange notes. See “Plan of Distribution.” If such holder is not a broker-dealer, it will be required to represent that it is not engaged in and does not intend to engage in the distribution of the exchange notes. Each holder, whether or not it is a broker-dealer, also will be required to represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of old notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made in compliance with the provisions of Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Each letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the date the registration statement becomes effective, we will provide copies of this prospectus to broker-dealers upon request for use in connection with any such resale. See “Plan of Distribution.”

Upon consummation of the exchange offer, any old notes not tendered will remain outstanding and continue to accrue interest at the rate of 6.0%, but, with limited exceptions, holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will no longer be entitled to registration rights or the right to additional interest and will not be able to offer or sell their old notes unless such old notes are subsequently registered under the Securities Act, except pursuant to an exemption from or in a transaction not subject to the Securities Act and applicable state securities laws. With limited exceptions, we will have no obligation to effect a subsequent registration of the old notes.

Expiration Date; Extensions; Amendments; Termination

The expiration date for the exchange offer shall be 9:00 a.m., New York City time, on             , 2013, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date for the exchange offer shall be the latest date to which the exchange offer is extended.

To extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of old notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date for the exchange offer. Such an announcement will include disclosure of the approximate aggregate principal amount of old notes tendered to date and may state that we are extending the exchange offer for a specified period of time.

In relation to the exchange offer, we reserve the right to:

•

delay acceptance of any old notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of old notes not previously accepted if any of the conditions set forth under “—Conditions” shall have occurred and shall not have been waived by us prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of old notes.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of such delay, extension or termination or amendment to the exchange agent. If the terms of the exchange offer are amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment.

Without limiting the manner in which we may choose to make public an announcement of any delay, extension or termination of the exchange offer, we shall have no obligations to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Notes

The exchange notes will accrue interest at the rate of 6.0% per annum, accruing interest from the last interest payment date on which interest was paid on the corresponding old note surrendered in exchange for such exchange note to the day before the consummation of the exchange offer, and thereafter, provided, that if an old note is surrendered for exchange on or after a record date for the notes for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the exchange note received in exchange for such old note will accrue from the date of such interest payment date. Interest on the exchange notes is payable on November 15 and May 15 of each year, commencing May 15, 2013. No additional interest will be paid on old notes tendered and accepted for exchange except as provided in the registration rights agreement.

Procedures for Tendering

To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of such letter of transmittal, have the signatures on such letter of transmittal guaranteed if required by such letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to the expiration date. In addition, either

•

a timely confirmation of a book-entry transfer of old notes into the exchange agent’s account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the letter of transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.

We will issue exchange notes only in exchange for old notes that are timely and properly tendered. The method of delivery of the letter of transmittal and all other required documents is at the election and risk of the note holders. If such delivery is by mail, it is recommended that registered or certified mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery and you should carefully follow the instructions on how to tender the old notes. No letters of transmittal or other required documents should be sent to us. Delivery of all letters of transmittal and other documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your old notes or the tenders thereof.

The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act, each of which we refer to as an Eligible Institution (as defined in the letter of transmittal), unless the old notes tendered pursuant to such letter of transmittal or notice of withdrawal, as the case may be, are tendered (1) by a registered holder of old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of an Eligible Institution.

If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with such letter of transmittal evidence satisfactory to us of their authority to so act.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, such determination being final and binding on all parties. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes that, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or defects with respect to tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right in our sole discretion, subject to the provisions of each indenture pursuant to which the notes are issued, to:

•	purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or, as set forth under “—Conditions,” to terminate the exchange offer;

•	redeem the old notes as a whole or in part at any time and from time to time, as set forth under “Description of Notes—Optional Redemption;” and

•	purchase the old notes in the open market, in privately negotiated transactions or otherwise, to the extent permitted under applicable law.

The terms of any such purchases or offers could differ from the terms of this exchange offer.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, all old notes properly tendered will be accepted promptly after the expiration date, and the exchange notes of the same series will be issued promptly after acceptance of such old notes. See “—Conditions.” For purposes of the exchange offer, old notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each old note accepted for exchange, the holder of such series of old notes will receive an exchange note of the same series having a principal amount equal to that of the surrendered old note.

In all cases, issuance of exchange notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such old notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or such non-exchanged old notes will be returned without cost to the tendering holder of such notes, if in certificated form, or credited to an account maintained with such book-entry transfer facility as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account for the relevant notes at the book-entry transfer facility in accordance with such book-entry transfer facility’s procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under “—Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender old notes.

Any participant in the book-entry transfer facility may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent’s account for the relevant notes in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of such old notes into the exchange agent’s account for the relevant notes, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, that states that the book-entry transfer facility has received an express acknowledgement from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an Eligible Institution;

•

prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, that:

(1)	sets forth the name and address of the holder of the old notes and the principal amount of old notes tendered,

(2)	states the tender is being made thereby, and

(3)	guarantees that within three New York Stock Exchange, or NYSE, trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

•

a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

Tenders of old notes may be withdrawn at any time prior the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to the expiration date at the address set forth below under “—Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of such old notes;

•

specify the number of the account at the book-entry transfer facility from which the old notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility;

•	contain a statement that such holder is withdrawing its election to have such old notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender; and

•	specify the name in which such old notes are registered, if different from the person who tendered such old notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, in our sole discretion, such determination being final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder of such notes without cost to such holder, in the case of physically tendered old notes, or credited to an account maintained with the book-entry transfer facility for the old notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering” and “—Book-Entry Transfer” above at any time on or prior to the expiration date.

Conditions

Notwithstanding any other provision in the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes, and may terminate or amend the exchange offer, if at any time prior to the expiration date, we determine in our reasonable judgment that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time, prior to the expiration date, in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any such old notes, if at any such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of each of the indentures governing the notes under the Trust Indenture Act of 1939, as amended. We are required to use our commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest practicable date.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail, Hand or Overnight Delivery:	By Facsimile:

U.S. Bank National Association U.S. Bank Corporate Trust Services 100 Wall Street, Suite 1600 New York, NY 10005 Attention: Hazrat Ray Haniff	(212) 514-6841 Attention: Hazrat Ray Haniff (For Eligible Institutions Only)

For Information or Confirmation by Telephone:

(212) 951-6996

Fees and Expenses

The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to or extend any commissions or concessions to any broker or dealer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

We will record the exchange notes at the same carrying value of the old notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for old notes. We will capitalize and amortize certain expenses incurred in connection with the issuance of the exchange notes over the respective terms of the exchange notes.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend on such old notes as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act. To the extent that old notes are tendered and accepted pursuant to the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected due to the liquidity of the market for the old notes being diminished. In addition, the restrictions on the ability to transfer the old notes may make the old notes less attractive to potential investors than the exchange notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges(1) for the periods presented.

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2013
						(unaudited)
Ratio of earnings to fixed charges	4.2	4.6	2.6	3.0	1.0	2.9

(1)

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. “Earnings” consist of earnings from continuing operations before income taxes plus fixed charges. “Fixed Charges” means the sum of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, and one-third of rental expense (which amount is considered representative of the interest factor in rental expense).

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and canceled.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

General. Concurrently with the completion of the offering of the old notes on November 27, 2012, we and certain of our subsidiaries designated as “Designated Borrowers” from time to time entered into a new senior secured revolving credit agreement, or the Revolving Credit Facility, with Bank of America, N.A., as administrative agent, collateral agent, swing line lender and a letter of credit issuer and JPMorgan Chase Bank, N.A., as syndication agent and a letter of credit issuer, the lenders who are a party to that agreement from time to time, and the guarantors who are party to that agreement from time to time. The Revolving Credit Facility replaced the credit agreement entered into as of September 27, 2010, as amended as of May 29, 2012, with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, JPMorgan Chase Bank, N.A., as a letter of credit issuer, the lenders who were party to that agreement, and the guarantors who were party to that agreement, which was terminated upon the effectiveness of the Revolving Credit Facility.

The Revolving Credit Facility consists of a $350.0 million senior secured revolving credit facility maturing in November 2017, of which up to $75.0 million may be borrowed by foreign subsidiaries designated by us, subject to certain conditions. The Revolving Credit Facility includes a $75.0 million uncommitted accordion feature that would permit us, subject to certain conditions, to expand the revolving line of credit to $425.0 million.

We currently use letters of credit primarily as security deposits for our office facilities. Letters of credit reduce the availability under our Revolving Credit Facility. As of March 31, 2013, we had no outstanding indebtedness under our Revolving Credit Facility, and $1.4 million of outstanding letters of credit, which reduce the availability of borrowings under the Revolving Credit Facility.

Our obligations under the Revolving Credit Facility are guaranteed by substantially all of our domestic subsidiaries (other than FTI Capital Advisors, LLC) and secured by substantially all of our and such guarantors’ assets, including all outstanding equity interests of our direct and indirect wholly owned domestic and first-tier foreign subsidiaries (limited to 65% of any voting equity interests and 100% of any non-voting equity interests in the case of first-tier foreign subsidiaries).

Interest rates. The borrowings under the Revolving Credit Facility designated as Eurocurrency loans bear interest at an annual rate equal to the LIBOR rate plus an applicable margin or an alternative foreign currency or base rate plus an applicable margin, as the case may be. The alternative base rate means a fluctuating rate per annum equal to the highest of (1) the rate of interest in effect for such day as the prime rate announced by Bank of America, (2) the federal funds rate plus the sum of 50 basis points and (3) the one-month LIBOR rate plus 100 basis points.

Voluntary prepayments. We are not subject to any penalties for early payment of debt under the Revolving Credit Facility.

Covenants. The Revolving Credit Facility contains financial, affirmative and negative covenants that we believe are usual and customary for a senior secured revolving credit agreement. The Revolving Credit Facility includes, among other things, negative covenants that may limit our and our subsidiaries’ ability to:

•	create, incur, assume or suffer to exist liens;

•	make investments and loans;

•	create, incur, assume or suffer to exist additional indebtedness or guarantees;

•	engage in mergers, acquisitions, consolidations, sale-leasebacks and other asset sales and dispositions;

•	pay dividends or redeem or repurchase our capital stock;

•	alter the business that we and our subsidiaries conduct;

•	engage in transactions with affiliates;

•	modify the terms of certain indebtedness, including the indentures governing the 2020 Notes and the notes;

•	prepay, redeem or purchase certain indebtedness, including the 2020 Notes and the notes; and

•	make material changes to accounting and reporting practices.

In addition, the Revolving Credit Facility includes financial covenants that require the Company (i) not to exceed a maximum leverage ratio, (ii) not to exceed a maximum senior secured leverage ratio, and (iii) to maintain a minimum fixed charge coverage ratio.

2020 Notes

General. In September 2010, we issued $400.0 million aggregate principal amount of our 6 3/4% senior notes due 2020, which were subsequently exchanged for registered notes effectuated pursuant to an exchange offer made on May 24, 2011. The 2020 Notes are our general unsecured obligations and are guaranteed on a senior unsecured basis by substantially all of our existing and future domestic subsidiaries. The 2020 Notes were issued pursuant to an indenture among us, the guarantors and Wilmington Trust Company, as trustee. Interest on the 2020 Notes is payable at the rate of 6 3/4% per annum and is payable semi-annually in arrears in cash on each April 1 and October 1. The 2020 Notes will mature on October 1, 2020.

Ranking. The 2020 Notes are our senior unsecured obligations and rank pari passu in right of payment with all of our existing and future senior indebtedness and rank senior in right of payment to all of our existing and future subordinated indebtedness. The 2020 Notes are effectively subordinated to our existing and future secured indebtedness to the extent of the collateral securing such indebtedness, as well as to all liabilities, including trade payables, of our subsidiaries that do not guarantee the 2020 Notes.

Optional Redemption. On or after October 1, 2015, we have the right to redeem all or part of the 2020 Notes at the redemption prices (expressed as percentages of principal amount) set forth below if redeemed during the twelve-month period beginning on October 1 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2015	103.375%
2016	102.250%
2017	101.125%
2018 and thereafter	100.000%

In addition, we may redeem the 2020 Notes, in whole or in part, at any time prior to October 1, 2015, at a redemption price equal to 100% of the principal amount of the 2020 Notes plus a “make-whole” premium, determined by reference to United States treasuries plus a spread of 50 basis points, plus accrued and unpaid interest to the date of redemption.

Repurchase at the Option of Holders. If we experience certain types of change of control transactions, the indenture governing the 2020 Notes requires that we make an offer to all holders of the 2020 Notes to repurchase their 2020 Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. In addition, if we sell certain types of assets, the indenture governing the 2020 Notes requires that, to the extent we do not apply the proceeds from the asset sale in accordance with the indenture governing the 2020 Notes, we use the net proceeds of that asset sale to make an offer to all holders of the 2020 Notes to repurchase their 2020 Notes or certain other senior debt, up to the amount of such net proceeds, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

Covenants. The indenture governing the 2020 Notes includes covenants that may limit our ability and the ability of our subsidiaries to:

•	incur additional indebtedness, issue preferred stock or enter into sale and leaseback transactions;

•	pay dividends or make other distributions in respect of our capital stock or to make other restricted payments;

•	issue stock of subsidiaries;

•	make certain investments;

•	create certain liens on our assets to secure debt;

•	allow restrictions on the ability of our subsidiaries to make distributions or transfer assets to us;

•	enter into certain transactions with affiliates;

•	transfer or sell assets; and

•	enter into certain mergers and consolidations.

The foregoing restrictive covenants are incurrence-based, meaning that they may limit our ability or the ability of our subsidiaries to take certain actions or allow certain events to occur. The 2020 Notes covenants are also subject to exceptions and qualifications. The indenture governing the 2020 Notes does not contain any fixed financial covenants that we are required to maintain at all times.

Events of Default. The indenture governing the 2020 Notes contains customary events of default, in some cases subject to grace periods, which could result in the acceleration of the 2020 Notes prior to stated maturity if those events of default are not cured or waived. The indenture governing the 2020 Notes contains a cross-default to any acceleration of, or default in the payment of principal on, indebtedness that has an aggregate principal amount outstanding that exceeds $50.0 million. We also will have an event of default if we fail to pay certain judgments against us in an amount over $50.0 million or if we or any of our significant subsidiaries experience certain types of bankruptcy or insolvency.

DESCRIPTION OF NOTES

General

The old 6.0% Senior Notes due 2022 (the “Old Notes”) were issued, and the new 6.0% Senior Notes due 2022 (the “Exchange Notes”) will be issued, under an indenture, dated as of November 27, 2012 (as amended, the “Indenture”), among FTI Consulting Inc., the guarantor parties thereto and U.S. Bank National Association, as trustee (the “Trustee”). We refer to the Exchange Notes and the Old Notes collectively as the “Notes.”

The terms of the Exchange Notes are substantially identical to the terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act and therefore will not contain restrictions on transfer or provisions relating to additional interest. The Exchange Notes will bear a different CUSIP and ISIN number from the Old Notes and will not entitle their holders to registration rights or the right to additional interest. Exchange Notes will otherwise be treated as Old Notes for purposes of the Indenture.

The Company may issue additional notes (the “Additional Notes”) under the Indenture having substantially identical terms and conditions to the Notes, other than issue date, date of accrual of interest and CUSIP numbers, subject to the limitations described below under the covenant “Limitation on Incurrence of Debt.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context indicates otherwise, references to the Notes include the Old Notes originally issued on the Issue Date, Exchange Notes issued in exchange therefore (see “Exchange Offer; Registration Rights”) and Additional Notes we may issue from time to time under the Indenture (and exchange notes issued in exchange therefor).

For purposes of this section of this prospectus, references to the “Company,” “we,” “us,” “our” or similar terms shall mean FTI Consulting, Inc., without its subsidiaries. The statements under this caption relating to the Indenture and the Notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes and those terms made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Because this is a summary, it may not contain all of the information that is important to you. You should read the Indenture in its entirety. The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.” The Indenture contains provisions that define your rights and govern the obligations of the Company under the Notes. Copies of the forms of the Indenture and the Notes will be made available to prospective purchasers of the Notes upon request. See “Where You Can Find More Information.”

Principal, maturity and interest

Interest on the Notes is payable at 6.0% per annum. Interest on the Notes is payable semiannually in cash in arrears on November 15 and May 15, commencing on May 15, 2013. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding November 1 and May 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of and premium, if any, and interest on the Notes is payable, and the Notes are exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee located in New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register or in accordance with the procedures of The Depository Trust Company (“DTC”) for global book-entry Notes. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees

The Notes and any and all amounts due under the Indenture is guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). All of our wholly-owned domestic subsidiaries that guarantee our obligations under the Credit Agreement are Guarantors. None of our Foreign Subsidiaries guarantee the Notes and the Notes are not guaranteed by FTI Capital Advisors, LLC, our regulated investment banking subsidiary. The Note Guarantees are senior obligations of each Guarantor and rank equal with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor. The Note Guarantees are effectively subordinated to any secured Debt of such Guarantor to the extent of the assets securing such Debt. The Indenture provides that the obligations of a Guarantor under its Note Guarantee is limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

On the date of issuance of the exchange notes, it is expected that all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the Notes. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding Debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company, including Holders of the Notes.

The Indenture provides that in the event of a sale or other transfer or disposition of all of the Capital Interests in any Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Capital Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee in support thereof without any further action on the part of the Trustee or any Holder.

Not all of our Subsidiaries guarantee the Notes. The non-Guarantor Subsidiaries represented approximately 22.4% of the consolidated operating income of the Company and its Restricted Subsidiaries for the three months ended March 31, 2013.

Each Note Guarantee by a Guarantor is limited to an amount not to exceed the maximum amount that can be guaranteed by that Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. By virtue of this limitation, a Guarantor’s obligations under its Note Guarantees could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—The guarantees may not be enforceable because of fraudulent conveyance laws.”

Ranking

Ranking of the notes

The Notes will be general unsecured obligations of the Company. As a result, the Notes will:

•	rank equally in right of payment with all existing and future senior Debt of the Company;

•	be effectively junior to all secured Debt of the Company to the extent of the value of the assets securing such secured Debt;

•

be effectively junior to all existing and future Debt and other liabilities, including trade payables, of the Company’s non-Guarantor Subsidiaries (other than any Debt owed to the Company or any Restricted Subsidiary, if any, by such non-Guarantor Subsidiaries), including the Company’s Foreign Subsidiaries and any Unrestricted Subsidiaries; and

•	rank senior in right of payment to all of the Company’s future Debt that is by its terms expressly subordinated to the Notes.

As of March 31, 2013, the Company and its Subsidiaries had total Debt of approximately $723.0 million, all of which is senior Debt. In addition, the Company and its Subsidiaries have approximately $348.6 million of senior secured Debt available under our credit facilities constituting the Credit Agreement.

Ranking of the note guarantees

Each Note Guarantee is and will be a general unsecured obligation of each Guarantor. As such, each Note Guarantee will:

•	rank equally in right of payment with all existing and future senior Debt of the Guarantors;

•	rank senior in right of payment to all existing and future Debt of the Guarantors, if any, that are by their terms expressly subordinated to such Guarantor’s Note Guarantee; and

•	be effectively subordinated to all secured Debt of such Guarantors, to the extent of the value of the Guarantors’ assets securing such secured Debt.

Sinking fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional redemption

The Notes may be redeemed, in whole or in part, at any time prior to November 15, 2017, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the procedures of DTC for global book-entry Notes, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

In addition, the Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after November 15, 2017, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on November 15 of the years indicated:

Year	Redemption Price
2017	103.0%
2018	102.0%
2019	101.0%
2020 and thereafter	100%

In addition to the optional redemption provisions of the Notes described in the two preceding paragraphs, prior to November 15, 2015, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.0% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to DTC procedures).

No Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a Note of less than $2,000. Notices of redemption shall be sent to DTC, in the case of Notes issued in global book-entry form, or shall be mailed by first class mail, in the case of certificated Notes (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. In the case of certificated Notes, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. In the case of global Notes issued in book-entry form, the outstanding balance of any such global Note shall be adjusted by the Trustee to reflect such redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, at different market prices, subject to compliance with applicable securities laws.

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control Triggering Event occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described above under the caption “—Optional Redemption,” the Company will make a written offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. The Change of Control Offer will be sent by the Company, in the case of global book-entry Notes, through the facilities of DTC, and, in the case of certificated Notes, by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Change of Control Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Change of Control Offer at the purchase price set forth in such Change of Control Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Change of Control Offer shall specify an expiration date (the “Change of Control Expiration Date”) which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Change of Control Offer and a settlement date (the “Change of Control Payment Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee), in the case of global book-entry Notes, through the facilities of the DTC, and, in the case of certificated Notes, prior to the mailing of the Change of Control Offer of the Company’s obligation to make a Change of Control Offer, and the Change of Control Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Change of Control Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall also state:

(a) the section of the Indenture pursuant to which the Change of Control Offer is being made;

(b) the Change of Control Expiration Date and the Change of Control Purchase Date;

(c) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Change of Control Offer (the “Change of Control Purchase Amount”);

(d) the purchase price to be paid by the Company for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to the Indenture) (the “Change of Control Purchase Price”);

(e) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(f) the place or places where Notes are to be surrendered for tender pursuant to the Change of Control Offer, if applicable;

(g) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Change of Control Offer will continue to accrue interest at the same rate;

(h) that, on the Change of Control Purchase Date, the Change of Control Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Change of Control Offer;

(i) that each Holder electing to tender a Note pursuant to the Change of Control Offer will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Change of Control Offer prior to 5:00 p.m. New York City time on the Change of Control Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(j) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than 5:00 p.m. New York City time on the Change of Control Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate numbers of the Notes the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(k) that if Notes having an aggregate principal amount less than or equal to the Change of Control Purchase Amount are duly tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase all such Notes; and

(l) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

A Change of Control Offer shall be deemed to have been made by the Company with respect to the Notes if (a) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control Triggering Event, the Company commences a Change of Control Offer for all outstanding Notes at the Change of Control Purchase Price (provided that the running of such 60-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Change of Control Offer is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Change of Control Offer, so long as the Company has used and continues to use its commercially reasonable efforts to make and conclude such Change of Control Offer promptly) and (b) all Notes properly tendered pursuant to the Change of Control Offer are purchased on the terms of such Change of Control Offer.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control Triggering Event has occurred with respect to the Notes and whether a Holder of Notes may require the Company to make a Change of Control Offer with respect to the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definitions of Change of Control and Change of Control Triggering Event with respect the Notes may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, Supplement and Waiver.”

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Company will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Triggering Event if (a) a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control Triggering Event in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (b) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption.”

The Company’s ability to pay cash to the Holders of Notes upon a Change of Control Triggering Event may be limited by the Company’s then existing financial resources. Further, the agreements governing the Company’s other Debt contain, and future agreements of the Company may contain, prohibitions of certain events, including events that would constitute a Change of Control Triggering Event. If the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control Triggering Event occurred at the same time as a change of control event under one or more of the Company’s other Debt agreements, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk Factors—We may not have sufficient funds to repurchase the notes upon a change of control triggering event, and certain strategic transactions may not constitute a change of control triggering event.”

Even if sufficient funds were otherwise available, the terms of Credit Facilities (and other Debt) may prohibit the Company’s prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Credit Facilities or other Debt containing such restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations, resulting in a Default under the Indenture.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Eligible Cash Equivalents; provided that the amount of

(1) any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if Incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such Incurrence or accrual have taken place on the date of such balance sheet, as determined by the Company) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

(2) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and

(3) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, no greater than the greater of (i) 3% of Total Assets at the time of the receipt of such Designated Non-cash Consideration and (ii) $60 million, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(a) to permanently reduce:

(1) obligations under the Credit Facility, or under any other senior Debt which is secured Debt permitted by the Indenture (and, to the extent the obligations being reduced constitute revolving credit obligations, to correspondingly reduce commitments with respect thereto);

(2) obligations under the 2016 Notes or the 2020 Notes;

(3) Debt of a Restricted Subsidiary that is not a Guarantor, other than Debt owed to the Company or another Restricted Subsidiary (or any affiliate thereof); or

(b) to make any combination of (1) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary such Investment is in the form of the acquisition of Capital Interests and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Interests of such business such that it constitutes a Restricted Subsidiary, (2) an Investment in properties, (3) capital expenditures or (4) acquisitions of other assets, in the case of each of (1) through (4), that are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (b), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then, to the extent the 365-day period referred to in the first sentence of this paragraph has lapsed, such Net Proceeds shall constitute Excess Proceeds (as defined below).

Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph (or such earlier date as the Company may elect) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall make an offer to all Holders of the Notes, and, if required or permitted by the terms of any senior Debt, to the holders of such senior Debt (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such senior Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that Excess Proceeds exceed $25 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and any other senior Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the senior Debt surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the agent for such other senior Debt, as applicable, shall select such other senior Debt to be purchased by lot, pro rata or by any other method customarily authorized by clearing systems (so long as authorized denomination results therefrom) based on the accreted value or principal amount of the Notes or such other senior Debt tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Company may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $10 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes or such other senior Debt shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (a) the Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Covenant Termination Event”), the Company and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Terminated Covenants”):

(1) “—Limitation on Incurrence of Debt;”

(2) “—Limitation on Restricted Payments;”

(3) “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(4) “—Limitation on Transactions with Affiliates;”

(5) “—Repurchase at the Option of Holders—Asset Sales;” and

(6) “—Limitation on Sale and Leaseback Transactions.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Company and any Restricted Subsidiary may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the relevant Four Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.0:1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

If during the Four Quarter Period or subsequent thereto and on or prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or other disposition or Asset Acquisition, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or other disposition or Asset Acquisition, Investments, mergers, consolidations, discontinued operations or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or other disposition or Asset Acquisition, Investments, mergers, consolidations, discontinued operations or designation had occurred on the first day of the Four Quarter Period.

If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the concurrent acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (a) the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and (b) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, (a) Debt Incurred and outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (a) of the definition of “Permitted Debt” and (b) Guarantees or obligations with respect to letters of credit in each case supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt in any manner such that the item of Debt would be permitted to be incurred at the time of such classification or reclassification, as applicable.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi) (vii), (viii), (xi), (xiii) and (xiv) of the next succeeding paragraph) shall not exceed the sum (without duplication) of:

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from July 1, 2010 and ending on the last day of the fiscal quarter for which financial statements are available immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to September 27, 2010 either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to September 27, 2010, in any Person, resulting from (i) payments of interest on Debt, dividends, repayments of loans or advances, or any sale or disposition of such Investments (but only to the extent such items are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person, or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person subsequent to September 27, 2010.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv) and (x), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary or the consummation or any irrevocable redemption within 60 days after declaration of such dividend or the giving of the redemption notice, as the case may be, if at such date payment was permitted by the foregoing provisions of this covenant;

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company;

(iii) the purchase, repurchase, redemption, defeasance or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (A) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (B) Qualified Capital Interests of the Company;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by Employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $40 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company to Employees of the Company and its Restricted Subsidiaries that occurs after September 27, 2010; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after September 27, 2010 (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (iv) in any calendar year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(v) the repurchase of Capital Interests deemed to occur upon (A) the exercise of stock options, warrants or other convertible or exchangeable securities or (B) the withholding of a portion of such Capital Interests to pay for the taxes payable by such Person on account of such grant or award;

(vi) the extension of credit that constitutes intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “—Limitation on Incurrence of Debt”;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary, or in connection with any merger, consolidation, amalgamation or other combination involving the Company;

(viii) the declaration and payment of dividends or capital distributions or payments to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on Incurrence of Debt” to the extent such dividends or capital distributions or payments are included in the definition of Consolidated Fixed Charges;

(ix) the repurchase, redemption or other acquisition or retirement for value of any subordinated Debt in accordance with provisions substantially similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(x) the making of any Restricted Payments if at the time of the making of such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Debt to finance such payment), the Consolidated Total Leverage Ratio would not exceed 3.50 to 1.00;

(xi) any payments made by the Company in connection with the consummation of the Transactions;

(xii) the making of any other Restricted Payments not in excess of $100 million in the aggregate;

(xiii) the repurchase of shares of Capital Interests of the Company pursuant to a Stock Repurchase Program in an amount not to exceed $250 million since the Issue Date; and

(xiv) from time to time any Foreign Subsidiary may make any Permitted Foreign Subsidiary Payment and may enter into any Foreign Subsidiary Employee Plan with any Employee.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

For purposes of determining compliance with this covenant, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (i) through (xiv) above, or is permitted to be made pursuant to the first paragraph of this covenant (including by virtue of qualifying as a Permitted Investment), the Company will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this covenant. Payments or other actions permitted by this covenant need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such payment or other action (including pursuant to any section of the definition of “Permitted Investment”).

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under the Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and the Guarantees at least to the same extent.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture or any law, rule, regulation or order) on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (b) make loans or advances to the Company or any Restricted Subsidiary or (c) sell, lease or transfer any of its property or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(g) any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(h) any encumbrance or restriction on the sale of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary, pending its sale or other disposition;

(i) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(j) customary provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements, partnership agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(k) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the Indenture to be incurred;

(l) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;

(m) Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens; and

(n) any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.

Nothing contained in the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant will prevent the Company or any Restricted Subsidiary from (a) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by the “Limitation on Liens” covenant or (b) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with the Limitation on Incurrence of Debt and Limitation on Liens covenants of the Indenture.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving consideration in excess of $2.0 million, unless:

(a) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would reasonably have been expected to have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b) the Company delivers to the Trustee:

(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, valuation, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(a) any employment or other compensation arrangement or agreement, employee or compensation benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto (including Employee Loans);

(b) transactions between or among the Company and/or its Restricted Subsidiaries;

(c) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, a Capital Interest in, or controls, such Person;

(d) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company and the payment of customary indemnification to directors, officers, employees and agents of the Company and its Restricted Subsidiaries;

(e) any issuance of Capital Interests (other than Redeemable Capital Interests) of the Company to Affiliates or former Employees of the Company;

(f) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and Permitted Investments (other than clause (j) of the definition thereof);

(g) the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights or equity interests to directors, officers, employees and consultants that are approved by the Board of Directors of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(h) the existence of, or the performance by the Company or any of its Restricted Subsidiaries under the terms of, any agreement or instrument as in effect on the Issue Date or any amendment thereto (so long as any such agreement or instrument together with all amendments thereto, taken as a whole, or any extensions or replacements thereof, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement or instrument as in effect on the Issue Date) or any transaction contemplated thereby;

(i) contributions to the capital of Subsidiaries to the extent necessary to comply with laws or regulations mandating solvency or minimum capitalization;

(j) any contribution to the capital of the Company; and

(k) any transaction between any Foreign Subsidiary and any Employee pursuant to any Foreign Subsidiary Employee Plan.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(a) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold, as determined by an Officers’ Certificate; and

(b) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with the “—Limitation on Incurrence of Debt” covenant.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

(a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) or otherwise make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will comply with the requirements of Section 314(a) of the Trust Indenture Act.

Additional note guarantees; release of guarantees

On the Issue Date, each of the Guarantors will guarantee the Notes in the manner and on the terms set forth in the Indenture.

After the Issue Date, the Company will cause each of its wholly-owned Domestic Restricted Subsidiaries that Incurs any Debt pursuant to clause (i) of the definition of “Permitted Debt” to guarantee the Notes. If any Guarantor ceases to be a wholly-owned Domestic Restricted Subsidiary or ceases to guarantee our obligations under the Credit Agreement, such Guarantor’s obligations under the Note Guarantees will be released automatically.

Limitation on creation of unrestricted subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

(a) the Subsidiary to be so designated has Total Assets of $1,000 or less; or

(b) the Company could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “—Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (a) all the Debt of such Unrestricted Subsidiary could be Incurred under the “—Limitation on Incurrence of Debt” covenant and (b) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “—Limitation on Liens” covenant of the Indenture.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless:

(a) either: (1) the Company shall be the continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (i) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (ii) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(b) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(c) the Company delivers, or causes to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture and that such supplemental indenture constitutes the valid and binding obligation of the Surviving Entity subject to customary exceptions.

Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clause (b) will not prohibit:

(1) a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

(2) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Events of default

Each of the following is an “Event of Default” under the Indenture:

(a) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(b) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(c) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(d) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “Repurchase at the Option of Holders—Change of Control,” “Repurchase at the Option of Holders—Asset Sales,” or “Certain Covenants—Consolidation, Merger, Conveyance, Transfer or Lease”;

(e) default in the performance, or breach, of any other covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (a), (b), (c) or (d) above), and continuance of such default or breach for a period of 60 days after written notice thereof (or 180 days in the case of the covenant described under “—Certain Covenants—Provision of Financial Information”) has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(f) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $75 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $75 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(g) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $75 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(h) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (h) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (f) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (f) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (h) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a written statement as to the performance of certain obligations under the Indenture and as to any Default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture and the Guarantees for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Guarantees and in the Notes;

(b) to secure the Notes, to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company in the Indenture;

(c) to add additional Events of Default;

(d) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(e) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(f) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(g) to add a Guarantor or to release a Guarantor in accordance with the terms of the Indenture (provided that, for the avoidance of doubt, only the Company, such Guarantor and the Trustee need to execute such Supplemental Indenture);

(h) to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform the Indenture or the Notes to this “Description of Notes;”

(i) to comply with any requirements of the Commission with respect to the qualification of the Indenture under the Trustee Indenture Act; or

(j) to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(a) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefore;

(b) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(c) modify the obligations of the Company to make a Change of Control Offer or an Asset Sale Offer upon a Change of Control Triggering Event or Asset Sale, as the case may be, if such modification is effected after the occurrence of such event;

(d) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes;

(e) modify any of the provisions of the Indenture described in this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(f) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(a) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to a Change of Control Offer or Asset Sale Offer which has been made by the Company); or

(b) in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and discharge of the indenture; defeasance

The Company may terminate its obligations and the obligations of the Guarantors with respect to the Notes and the related Note Guarantees under the Indenture, except for those which expressly survive by the terms of the Indenture, when:

(a) either: (1) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(b) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(d) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(e) the Company has delivered irrevocable written instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(f) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel in form and substance reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and the related Guarantees (“legal defeasance”). Legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(a) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due;

(b) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee; and

(d) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, its obligation to purchase Notes in connection with any Change of Control Offer or Asset Sale Offer, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes and the Guarantors will be released from their obligations with respect to the related Note Guarantees related to such covenants.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:

(a) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (1) money in an amount or (2) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (3) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and in form and substance reasonably acceptable to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(b) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel satisfactory to the Trustee stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and legal defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and legal defeasance were not to occur;

(c) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(d) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

(e) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(f) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel in form and substance reasonably acceptable to the Trustee, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (b) above with respect to a legal defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year at Stated Maturity or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

U.S. Bank National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, or apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to receipt by the Trustee of security and indemnity satisfactory to the Trustee and subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security and indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be incurred by it in compliance with such request or direction and then only to the extent required by the terms of the Indenture.

No personal liability of stockholders, partners, officers or directors

No director, manager, officer, employee, stockholder, member, general or limited partner, quotaholder or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, manager, officer, employee, stockholder, member, general or limited partner, quotaholder or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.

Governing law

The Indenture, the Notes and Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“2016 Notes” means the 7 3/4% Senior Notes due 2016 of the Company.

“2020 Notes” means the 6 3/4% Senior Notes due 2020 of the Company.

“Acquired Debt” means Debt (a) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. For the avoidance of doubt, a Person shall not be deemed to be an Affiliate of another Person solely as a result of one Person sharing a common director with another Person or the director of one Person serving as a partner of another Person.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(a) 1% of the then outstanding principal amount of the Note; and

(b) the excess of:

(1) the present value at such redemption date of (i) the Redemption Price of the Note at November 15, 2017 (such Redemption Price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through November 15, 2017 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2) the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means:

(a) the sale, lease, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b) the issuance or sale of Capital Interests in any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Interests in Restricted Subsidiaries issued in compliance with the covenant described under “Limitation on Incurrence of Debt”);

in each case, other than:

(1) any disposition of Eligible Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

(2) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain Covenants—Consolidation, Merger, Conveyance, Transfer or Lease” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(3) the disposition or lease of equipment related to information technology infrastructure located within the Company’s or a Subsidiary’s shared service centers or office locations, including assets related to electrical, fire protection, security, communications, servers, storage, backup and recovery functions, software applications and software licenses owned by the Company or a Restricted Subsidiary on the Issue Date;

(4) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Limitation on Restricted Payments”;

(5) any disposition of assets or issuance or sale of Capital Interests in any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $30 million;

(6) any disposition (including by liquidation) of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(7) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(8) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(9) any issuance or sale of Capital Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(10) the sale, disposition or abandonment of obsolete assets no longer used or usable in the business of the Company or any of its Subsidiaries;

(11) foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture;

(12) the sale or discount of inventory, accounts receivable or notes receivable or the negotiated settlement of accounts receivable or notes receivable in each case in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(13) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations permitted by the Indenture;

(14) any issuance or sale of Capital Interests in any Restricted Subsidiary to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business;

(15) any sale or lease of services or licensing of intellectual property in the ordinary course of business; and

(16) any Permitted Foreign Subsidiary Disposition.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (1) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (2) the amount of such principal payment by (b) the sum of all such principal payments.

“Board of Directors” means (a) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (b) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents of equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants, options or other instruments to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Change of Control” means the occurrence of any of the following:

(q) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person;

(b) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Interests in the Company provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the stockholders of the Company immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Interests of such other Person of whom the Company is then a Subsidiary and (b) immediately following such transaction no Person other than such other Person, beneficially owns, directly or indirectly, more than 50% of the voting power of the Voting Interests of the Company; or

(c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means FTI Consulting, Inc. and any successor thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(a) Consolidated Net Income plus the sum of, without duplication, the amounts for such period, taken as a single accounting period, to the extent deducted in such period in computing Consolidated Net Income, of:

(1) Consolidated Non-cash Charges;

(2) Consolidated Fixed Charges;

(3) Consolidated Income Tax Expense;

(4) impairment charges, including the write-down of Investments;

(5) restructuring expenses and charges;

(6) any expenses or charges related to any equity offering, Permitted Investment or other Investment, recapitalization or Debt Incurrence permitted to be made under the Indenture (in each case whether or not consummated) or related to the Transaction;

(7) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary;

(8) any net loss from discontinued operations and the amount of extraordinary, non-recurring or unusual losses; and

(9) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Interests of the Company (other than Redeemable Capital Interests); less

(b) to the extent included in such period in computing Consolidated Net Income, (i) net income from discontinued operations and (ii) the amount of extraordinary, non-recurring or unusual gains.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect (a) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; (b) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), Investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period; and (c) clause (a) of the definition of “Consolidated Interest Expense” shall mean the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP less the non-cash component of total interest expense. For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company, to reflect net costs and operating expense reductions and other operating improvements, integration, synergies or cost savings reasonably expected to result from such relevant pro forma event based on actions already taken or expected to be taken within 12 months and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action. Such pro forma net costs and operating expense reductions and other operating improvements, integration, synergies or cost savings shall be established by a certificate delivered to the trustee from the Company’s Chief Financial Officer or another Officer authorized by the Board of Directors of the Company to deliver an Officers’ Certificate under the indenture that outlines the specific actions taken or to be taken and the benefit achieved or to be achieved from each such action and that states such benefits have been determined to be probable.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of the “Consolidated Fixed Charge Coverage Ratio”:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(b) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Restricted Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(a) Consolidated Interest Expense; and

(b) the product of (1) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(1) any amortization of Debt discount;

(2) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(3) the interest portion of any deferred payment obligation;

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities; and

(5) all accrued interest;

(b) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(c) all capitalized interest of such Person and its Restricted Subsidiaries for such period;

less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (1) the amortization or write off of Debt issuance costs and deferred financing fees, commissions, fees and expenses and (2) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(a) excluding, without duplication

(1) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(2) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(3) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(4) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(5) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall include amounts equal to the amounts of cash actually received;

(6) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7) any fees and expenses paid in connection with the issuance of the 2020 Notes and in connection with the Transactions;

(8) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(9) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(10) any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification 350, Intangibles—Goodwill and Other, Accounting Standards Codification 360, Property, Plant, and Equipment, and Accounting Standards Codification 805, Business Combinations;

(11) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification 815, Derivatives and Hedging, or any related subsequent Statement of Financial Accounting Standards;

(12) accruals and reserves that are established within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP;

(13) any fees, expenses, charges or Integration Costs incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence or repayment of Debt (including such fees, expenses or charges related to any Credit Facility), issuance of Capital Interests, refinancing transaction or amendment or modification of any Debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful;

(14) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Swap Contracts or Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;

(15) any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(16) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(17) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and

(b) including, without duplication, dividends and distributions from Joint Ventures actually received in cash by the Company.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, Debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Total Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Debt of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Total Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the Four Quarter Period preceding the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect (a) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (b) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company, to reflect net costs and operating expense reductions and other operating improvements, integration, synergies or cost savings reasonably expected to result from such relevant pro forma event based on actions already taken or expected to be taken within 12 months and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action. Such pro forma net costs and operating expense reductions and other operating improvements, integration, synergies or cost savings shall be established by a certificate delivered to the trustee from the Company’s Chief Financial Officer or another Officer authorized by the Board of Directors of the Company to deliver an Officers’ Certificate under the indenture that outlines the specific actions taken or to be taken and the benefit achieved or to be achieved from each such action and that states such benefits have been determined to be probable.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Credit Agreement” means the Company’s Credit Agreement, dated as of the closing date of this offering, by and among the Company the guarantors named therein and Bank of America, N.A., as administrative agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (a) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or Debt holders.

“Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt” means at any time (without duplication), with respect to any Person the following: (a) all indebtedness of such Person for money borrowed or for the deferred and unpaid purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five business days; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (e) all Capital Lease Obligations of such Person; (f) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (g) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (h) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (i) all obligations of the types referred to in clauses (a) through (h) of this definition of another Person, the payment of which, in either case,

(1) such Person has Guaranteed or (2) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (i) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (ii) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (iii) the amount of any Debt described in clause (g) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (iv) the amount of any Debt described in clause (i)(a) above shall be the maximum liability under any such Guarantee; (v) the amount of any Debt described in clause (i)(b) above shall be the lesser of (x) the maximum amount of the obligations so secured and (y) the Fair Market Value of such property or other assets securing such debt; and (vi) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (a) surety or performance bonds Incurred in the ordinary course of business, including any related guarantees and indemnities and other similar instruments or agreements, (b) customary indemnification obligations and (c) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or other financial statement or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia (other than a Restricted Subsidiary the parent or indirect parent of which is not formed or otherwise incorporated in the United States or a State thereof or the District of Columbia) or a Restricted Subsidiary that guarantees or otherwise provides direct credit support for any Debt of the Company.

“Eligible Bank” means a bank or trust company (a) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (b) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500 million and (c) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“Eligible Cash Equivalents” means any of the following Investments: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (b) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such

Investments is one year or less from the respective dates of acquisition; (c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with any Eligible Bank; (d) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (e) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either S&P’s or Moody’s and mature within 180 days after the date of acquisition; (f) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank, (g) demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (h) in the case of a Restricted Subsidiary that is not a subsidiary formed or otherwise incorporated in the United States or a State thereof or the District of Columbia, demand deposits and time deposits that (1) are denominated in the currency of a country that is a member of the Organization for Economic Cooperation and Development or the currency of the country in which such Restricted Subsidiary is organized or conducts business and (2) are consistent with the Company’s investment policy as in effect from time to time, provided that, in the case of time deposits, such Investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such time deposits is one year or less from the respective dates of acquisition; (i) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (a) through (g); and (j) instruments equivalent to those referred to in clauses (a) through (g) above or funds equivalent to those referred to in clause (i) above (in each case which may be held by the Company) denominated in U.S. Dollars, Pounds Sterling or Euros or any other comparable foreign currency and comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by the Company or by any Restricted Subsidiary organized in such jurisdictions, all as determined in good faith by the Company.

“Employee” means any current or former officer, director, manager or employee, including independent contractors, limited partners or other Persons compensated by the Company or any Subsidiary in the ordinary course of business of the Company or any Subsidiary.

“Employee Loan” means a loan, made in the ordinary course of business, from the Company to an Employee consistent with past practice.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Foreign Subsidiary Employee Plan” means any document or agreement of any Foreign Subsidiary (whether or not an Employee is a party thereto), as amended, waived, supplemented, renewed or otherwise modified from time to time pursuant to which an Employee provides or is obligated to provide services to or on behalf of such Foreign Subsidiary or any affiliate thereof; provided that the amounts payable to Employees pursuant to such plan are generally consistent with the amounts that would have been paid to Employees of such Foreign Subsidiary if such plan had not been adopted.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification and the rules and interpretations of the Commission under the authority of the federal securities laws, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of September 27, 2010 irrespective of any subsequent change in such Accounting Standards Codification or other statements or any subsequent adoption of International Financial Reporting Standards.

“Guarantee” means, as applied to any Debt of another Person, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (b) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (c) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s business.

“Holder” means a Person in whose name a Note is registered in the security register. In connection with Notes issued in global book-entry form, DTC shall be treated for all purposes as the only registered holder of such Notes.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. For the avoidance of doubt, Debt of a Restricted Subsidiary which is assumed by the Company or a Restricted Subsidiary shall not be deemed to be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(a) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(b) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(c) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory Change of Control Offer or Asset Sale Offer for such Debt; and

(d) unrealized losses or charges in respect of Hedging Obligations.

“Integration Costs” means, with respect to any acquisition, all costs relating to the acquisition and integration of the acquired business or operations into the Company, including labor costs, legal fees, consulting fees, travel costs and any other expenses relating to the integration process.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash , Capital Interests or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (a) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (b) the purchase, acquisition or Guarantee of the Debt of another Person; and (c) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (1) accounts receivable and other extensions of trade credit in accordance with the Company’s customary practices; (2) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (3) prepaid expenses and workers’ compensation, utility, lease and similar deposits, and self insurance retentions or reserves in the normal course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Eligible Cash Equivalents);

(b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issue Date” means November 27, 2012.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of its Restricted Subsidiaries but in which the Company or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale received within 180 days of the initial closing of such Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on senior Debt required (other than required by clause (a) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Permitted Asset Swap” means the purchase and sale or exchange (within a 180-day period) of Related Business Assets or a combination of Related Business Assets and cash or Eligible Cash Equivalents between the Company and/or any of its Restricted Subsidiaries and another Person; provided that any cash or Eligible Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Debt” means:

(a) Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (1) $425 million and (2) 3.5 times the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period immediately preceding the date of the Incurrence;

(b) Debt under the Notes issued on the Issue Date and contribution, indemnification and reimbursement obligations (including without limitation those to the Trustee) owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(c) Guarantees of the Notes;

(d) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (a), (b) or (c) above);

(e) Debt owed to and held by the Company or a Restricted Subsidiary;

(f) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(g) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (1) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (2) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(h) Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(i) Debt under Swap Contracts and Hedging Obligations (excluding Swap Contracts and Hedging Obligations entered into for speculative purposes);

(j) the Incurrence by a Restricted Subsidiary of the Company of Acquired Debt that was outstanding on the date that such Restricted Subsidiary was acquired, directly or indirectly, by the Company; provided that (1) such Restricted Subsidiary Incurred such Debt prior to the date that the Company directly or indirectly acquired such Restricted Subsidiary, (2) such Debt was not incurred in connection with, or in contemplation of such acquisition, and (3) the Company’s Consolidated Fixed Charge Coverage Ratio immediately following such acquisition and Incurrence would be not less than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition and Incurrence;

(k) Debt Incurred by the Company or a Restricted Subsidiary to finance an acquisition; provided that the Company’s Consolidated Fixed Charge Coverage Ratio immediately following such acquisition and Incurrence would be not less than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition and Incurrence;

(l) Debt owed by the Company to any Restricted Subsidiary or by a Restricted Subsidiary to another Restricted Subsidiary or the Company, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;

(m) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $100 million in the aggregate;

(n) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(o) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:

(1) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(2) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (o);

(p) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(q) Debt of the Company or any of its Restricted Subsidiaries evidenced by promissory notes issued to former or current Employees (or their respective spouses) of the Company or any of its Restricted Subsidiaries in lieu of cash payments for Capital Interests being repurchased from such Person;

(r) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $100 million at any time outstanding;

(s) Refinancing Debt; and

(t) Permitted Foreign Subsidiary Dispositions.

Notwithstanding anything herein to the contrary, Debt permitted under clauses (a), (b), (m) and (r) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (s) of this definition of “Permitted Debt.”

“Permitted Foreign Subsidiary Disposition” means any issuance from time to time of Capital Interests of any Foreign Subsidiary to any Employee pursuant to a Foreign Subsidiary Employment Plan; provided that (a) after giving effect to such issuance such Foreign Subsidiary remains a Subsidiary of the Company, (b) such Capital Interests issued to Employees does not materially reduce the Company’s Control of such Foreign Subsidiary and (c) the Capital Interests issued to such Employees does not materially reduce the economic interests of the Company in such Foreign Subsidiary.

“Permitted Foreign Subsidiary Payment” means any payment by a Foreign Subsidiary from time to time to any Employee pursuant to any Foreign Subsidiary Employee Plan which payment is (a) in the nature of, or in lieu of, compensation payable to Employees or (b) constitutes a redemption or repurchase of Capital Interests in a Foreign Subsidiary held by an Employee.

“Permitted Investments” means:

(a) Investments in existence on the Issue Date;

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Investments in cash and Eligible Cash Equivalents;

(d) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (1) such Person becomes a Restricted Subsidiary or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g) Swap Contracts and Hedging Obligations;

(h) receivables owing to the Company or any of its subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(i) any Investments received in compromise or resolution of (1) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer; or (2) litigation, arbitration or other disputes with Persons who are not Affiliates;

(j) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $100 million at any one time outstanding;

(k) loans or advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business evidenced by Employee Loans;

(l) Investments the payment for which consists solely of Capital Interests of the Company;

(m) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(n) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary of Debt otherwise permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Debt”;

(o) Investments in the ordinary course of business consisting of the licensing or contribution of intellectual property pursuant to joint marketing or other business arrangements with other Persons;

(p) Investments in Joint Ventures;

(q) Investments in securities or other assets not constituting cash, Eligible Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provision described under “Repurchase at the Option of Holder—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(r) repurchases of the Notes, the 2016 Notes, the 2020 Notes and, in each case, any guarantees thereof; and

(s) loans by a Foreign Subsidiary to any Employee pursuant to any Foreign Subsidiary Employee Plan in the nature of, or in lieu of, compensatory payments or bonus or incentive payments.

“Permitted Liens” means:

(a) Liens existing on the Issue Date;

(b) Liens in favor of the Company or the Guarantors;

(c) Liens that secure Debt incurred pursuant to Credit Facilities (including in respect of Treasury Management Agreements) incurred pursuant to clause (a) of the definition of “Permitted Debt” (and any Hedging Obligations and Swap Contracts secured under the Credit Facilities including related security documents);

(d) any Lien for taxes, assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(e) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(f) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of such Person;

(g) pledges or deposits (1) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (2) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business consistent with industry practice; (3) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties, assurances or indemnities given in connection with the activities described in clauses (a) and (b) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (4) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(h) Liens (including Liens securing Acquired Debt) on property or assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(i) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

(j) for the avoidance of doubt, other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Company and its Restricted Subsidiaries, taken as whole, or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(k) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clauses (a), (c), (h), (r), (x), (q), (bb) and (cc) hereof; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

(l) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(m) licenses or other agreements relating to intellectual property granted in the ordinary course of business;

(n) Liens to secure Capital Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (l) of the definition of “Permitted Debt”; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligation or Purchase Money Debt;

(o) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances or similar instruments issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(p) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(q) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person (including Liens that secure Debt of such Subsidiary); provided, however, that (1) the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto) and (2) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(r) Liens (1) that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (2) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (i) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (ii) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s) Liens securing judgments for the payment of money not constituting an Event of Default under clause (g) under the caption “Events of Default” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(t) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(u) any interest of title of an owner of equipment or inventory on loan or consignment to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(v) deposits in the ordinary course of business to secure liability to insurance carriers;

(w) Liens, if any, securing the Notes and the Note Guarantees;

(x) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under the Indenture;

(y) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like permitted to be made under the Indenture;

(z) Liens pursuant to the terms and conditions of any contracts between the Company or any Restricted Subsidiary and any U.S. or foreign governmental agency or authority;

(aa) Liens on assets of the Company or any of its Restricted Subsidiaries securing Debt that, at the time of Incurrence, would not cause the Secured Debt Leverage Ratio of the Company to exceed 3.5 to 1.0;

(bb) Liens not otherwise permitted under the Indenture in an aggregate amount not to exceed $100 million.

“Person” means any individual, corporation, limited liability company, partnership, Joint Venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Money Debt” means Debt:

(a) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(b) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (a) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $25 million or (b) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (1) any such public or private sale to an entity that is an Affiliate of the Company and (2) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under the third paragraph of “—Optional Redemption.”

“Rating Agency” means (a) each of Moody’s and S&P and (b) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3 of the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Ratings Decline Period” means the period that (a) begins on the earlier of (1) the date of the first public announcement of the occurrence of a transaction that, if consummated, would constitute a Change of Control and (2) the occurrence of such Change of Control and (b) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Company, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Ratings Event” means any of the following:

(a) a downgrade by one or more gradations (including gradations within ratings categories as well as between rating categories) or withdrawal of the “corporate family rating” (or equivalent term) of the Company (or the successor entity) within the Ratings Decline Period by one or more Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control); or

(b) the Company (or the successor entity) does not have a “corporate family rating” (or equivalent rating) from at least two Ratings Agencies at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants —Limitation on Restricted Payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces, extends or defeases any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(a) such Refinancing Debt is subordinated to the Notes or any Note Guarantee thereof to at least the same extent as the Debt being refunded, refinanced, renewed, replaced, extended or defeased, if such Debt was subordinated to the Notes or any Note Guarantee thereof;

(b) the Refinancing Debt is scheduled to mature either (1) no earlier than the Debt being refunded, refinanced or extended or (2) at least 91 days after the maturity date of the Notes;

(c) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended or defeased;

(d) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (1) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (2) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (3) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt; and

(e) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced, extended or defeased, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace, extend or defease Debt of any Restricted Subsidiary of the Company.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in the business of the Company or any of its Restricted Subsidiaries; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company, other than

(1) dividends, distributions or payments made solely in Qualified Capital Interests in the Company; and

(2) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, defease or otherwise acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);

(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary (including any Foreign Subsidiary) that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary.

“Secured Debt” means any Debt secured by a Lien permitted to be Incurred under the Indenture.

“Secured Debt Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Secured Debt of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise for the need to calculate Secured Debt Leverage Ratio to the aggregate amount of Consolidated Cash Flow for Fixed

Charges of such Person for the Four Quarter Period preceding the transaction date. For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company, to reflect net costs and operating expense reductions and other operating improvements, integration, synergies or cost savings reasonably expected to result from such relevant pro forma event based on actions already taken or expected to be taken within 12 months and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action. Such pro forma net costs and operating expense reductions and other operating improvements, integration, synergies or cost savings shall be established by a certificate delivered to the trustee from the Company’s Chief Financial Officer or another Officer authorized by the Board of Directors of the Company to deliver an Officers’ Certificate under the indenture that outlines the specific actions taken or to be taken and the benefit achieved or to be achieved from each such action and that states such benefits have been determined to be probable.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X promulgated under the Securities Act, but shall not include any Unrestricted Subsidiary.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity,” when used with respect to (a) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (b) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Stock Repurchase Program” means the stock repurchase program, as in effect on the Issue Date, or any such similar plan as may be adopted by the Company after the Issue Date to repurchase outstanding shares of Company’s Capital Interests.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company or such other Person as may be expressly stated (excluding settlement assets, as shown on such balance sheet).

“Transactions” means (a) the offering of the Notes, (b) the tendering for, delivery of a notice of redemption with respect to, and purchasing, redeeming or otherwise acquiring the 2016 Notes and consent solicitation, (c) the entering into of the new Credit Agreement, (d) the termination of the Company’s existing senior secured credit facility, (e) repayment of all outstanding indebtedness and accrued interest under the existing revolving credit facility and (f) the payment of all fees and expenses related thereto, and the transactions related thereto.

“Treasury Management Agreements” means any and all agreements governing the provision of treasury or cash management services, including overnight drafts, credit cards, debit cards and p-cards (including purchasing cards and commercial cards), deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other agreements related to treasury or cash management services.

“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 15, 2017; provided, however, that if the period from such redemption date to November 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(a) any Subsidiary designated as such by an Officers’ Certificate as set forth below where neither the Company nor any of its Restricted Subsidiaries (1) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (2) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following summary discusses certain material U.S. federal income tax consequences of the exchange of old notes for exchange notes and the ownership and disposition of exchange notes issued pursuant to this exchange offer. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service, or the IRS, and other applicable authorities. Those authorities are subject to change or differing interpretation, possibly with retroactive effect, and such changes may result in U.S. federal income tax consequences different from those discussed below.

This discussion is applicable only to holders who purchased old notes at their original issue price and have held the old notes, and will hold the exchange notes, as capital assets for U.S. federal income tax purposes (generally, as an investment) and not as part of a straddle, a hedge, a conversion transaction or other integrated investment. This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of that holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, U.S. federal alternative minimum, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular holders who are subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, brokers or dealers in securities or currencies, pension funds, real estate investment trusts, traders in securities that elect to use a mark to market method of accounting for their securities holdings, “controlled foreign corporations,” “passive foreign investment companies,” partners in partnerships or owners of interests in entities treated as partnerships under U.S. federal income tax laws or such entities, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, or certain U.S. expatriates).

As used in this discussion, the term “U.S. holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, a U.S. state, or any political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or,

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined in Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “non-U.S. holder” is a beneficial owner of notes that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of partners in the partnership generally will depend on the status of the partner and the activities of the partnership. Prospective investors that are partners in partnerships (or entities treated as partnerships for U.S. federal income tax purposes) should consult their own tax advisers regarding the U.S. federal income tax consequences to them of the exchange and the ownership and disposition of exchange notes.

Prospective investors are urged to consult their own tax advisers regarding the U.S. federal, state and local and non-U.S. tax consequences of the exchange and the ownership and disposition of exchange notes. We have not sought and will not seek any rulings from the IRS, with respect to any matter discussed herein. The IRS may not agree with the statements made and conclusions reached in the discussion and may successfully assert a contrary position.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. IF YOU ARE CONSIDERING THE EXCHANGE OF NOTES, YOU SHOULD

CONSULT YOUR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, THE EFFECT OF ANY CHANGES IN APPLICABLE TAX LAW, AND YOUR ENTITLEMENT TO BENEFITS UNDER AN APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Taxation of U.S. Holders

Exchange of Old Notes for Exchange Notes. The exchange of old notes for exchange notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, a U.S. holder will not recognize a taxable gain or loss as a result of exchanging such holder’s old notes, and a U.S. holder will be required to continue to include interest on the exchange notes in taxable income in the manner and to the extent described herein. The holding period for the exchange notes will include the holding period of the old notes exchanged therefor, and the initial tax basis of the exchange notes will be the same as the adjusted tax basis of the old notes exchanged therefor immediately before the exchange. The following discussion of the “notes” refers to the exchange notes, unless otherwise indicated.

Stated Interest. A U.S. holder must include in gross income, as ordinary interest income, “qualified stated interest,” which equals the stated interest on the notes at the time such interest accrues or is received, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Effect of Certain Contingencies. In certain circumstances, such as an optional redemption or change of control (as described in “—The Exchange Notes—Optional Redemption” and “—The Exchange Notes—Change of Control”) or, with respect to the old notes, in the event of a failure to satisfy obligations under the registration rights agreement, we may be, or could have been, obligated to pay amounts in excess of principal plus accrued and unpaid interest on the old notes or exchange notes or we may be required to pay additional interest. It is possible that the IRS could assert that such additional or excess amounts are “contingent payments” and that, as a result, the notes are properly treated as contingent payment debt instruments for U.S. federal income tax purposes. Characterization of the notes as contingent payment debt instruments could alter the federal income tax consequences discussed herein, including changing the timing, amount, and the character of income recognized by a U.S. holder. However, the relevant Treasury regulations state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are either remote or incidental as of the issue date are ignored. We believe that, as of the issue date, the likelihood of our paying amounts in excess of principal plus accrued and unpaid interest on the old notes and the exchange notes, or of paying additional interest that is more than incidental in amount, was and is remote. Accordingly, we do not intend to treat the notes as contingent payment debt instruments, and this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Our determination that these contingencies are remote and/or incidental is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not binding on the IRS, however, and if the IRS were to successfully challenge this determination, a U.S. holder might be required to accrue income on the notes in excess of stated interest and original issue discount, if any, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies that could give rise to payments in excess of principal plus accrued and unpaid interest. In addition, in the event contingent payments were to occur, characterization of the notes as contingent payment debt instruments would also affect the amount, character, and timing of the income recognized by a U.S. holder. Potential investors are urged to consult their own tax advisers regarding the potential treatment of the notes as contingent payment debt instruments.

Sale, Retirement, Redemption or Other Taxable Disposition. Upon the sale, retirement, redemption or other taxable disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of the cash plus the fair market value of any property received on the sale, retirement, redemption or other taxable disposition (other than amounts attributed to accrued but unpaid interest not previously included in income, which will be subject to tax as described above under “—Stated Interest”) and (ii) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the amount paid for the note. Gain or loss recognized on the sale, retirement, redemption or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, retirement, redemption or other taxable disposition, the note has been held for more than one year. Certain non-corporate U.S. holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The deductibility of capital losses by U.S. holders is subject to limitations under the Code.

3.8% Medicare Contribution Tax. For taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts will be subject to an additional 3.8% Medicare contribution tax on all or a portion of their “net investment income” which may include, among other things, interest on and capital gains from the sale or other taxable disposition of the notes.

U.S. Federal Income Taxation of Non-U.S. Holders

Exchange of Old Notes for Exchange Notes. As described above in “U.S. Federal Income Taxation of U.S. Holders—Exchange of Old Notes for Exchange Notes,” the exchange of old notes for exchange notes will not constitute a taxable exchange.

Interest. Payments of interest on a note to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, provided that (i) the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); (ii) the non-U.S. holder does not own, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and (iii) certain certification requirements (as described below) are met.

Under the Code and the Treasury regulations thereunder, in order to obtain the exemption from U.S. federal withholding tax discussed above, a non-U.S. holder must either (i) certify on a properly executed IRS Form W-8BEN that such non-U.S. holder is not a United States person or (ii) if the notes are held through certain foreign intermediaries or certain foreign partnerships, satisfy the certification requirements under the applicable Treasury regulations.

Payments of interest on a note that do not satisfy all of the foregoing requirements generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). A non-U.S. holder generally will be subject to U.S. federal income tax in the same manner as a U.S. holder (but without regard to the 3.8% Medicare contribution tax described above), however, with respect to interest on a note if such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States). Under certain circumstances, interest that is effectively connected with a corporate non-U.S. holder’s conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met). Such effectively connected interest income generally will be exempt from U.S. federal withholding tax if a non-U.S. holder delivers a properly executed IRS Form W-8ECI to the payor.

Non-U.S. holders should consult applicable income tax treaties, which may provide reduced rates of or an exemption from U.S. federal income or withholding tax and branch profits tax. Non-U.S. holders will be required to satisfy certification requirements in order to claim a reduction of or exemption from withholding tax pursuant to any applicable income tax treaties. A non-U.S. holder may meet these requirements by providing a properly completed IRS Form W-8BEN or appropriate substitute to us or our agent.

Sale, Retirement, Redemption or Other Taxable Disposition. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, retirement, redemption or other taxable disposition of the notes unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Gain realized by a non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the graduated rates generally applicable to United States persons (but not the additional 3.8% Medicare contribution tax described above). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty). Gain realized by a non-U.S. holder described in the second bullet point above will generally be subject to tax at a gross rate of 30% to the extent of the excess of all of such holder’s U.S. source gains during the tax year over any U.S. source losses during such tax year, except as otherwise required by an applicable tax treaty.

To the extent that the amount realized on any sale, retirement, redemption or other taxable disposition of the notes is attributable to accrued but unpaid interest, such amount will be taxable as such, as described under the heading “—Interest” above.

Information Reporting and Backup Withholding

Prospective holders should consult their own tax advisers concerning the application of information reporting and backup withholding rules.

U.S. Holders. Generally, information reporting will apply to payments of interest on the notes to a U.S. holder and to the proceeds of sale or other disposition of the notes (including a redemption or retirement), unless the U.S. holder is an exempt recipient (including, among others, certain tax-exempt organizations and corporations). Backup withholding may apply to such payments (at a rate of 28%) if a U.S. holder fails to provide a correct taxpayer identification number or a certification of exempt status or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, we or an intermediary must report annually to any non-U.S. holder and the IRS the amount of any payments of interest to such holder, the holder’s name and address, and the amount, if any, of tax withheld. Copies of the information returns reporting those interest payments and amounts withheld also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of any applicable income tax treaty or exchange of information agreement.

In addition to information reporting requirements, interest paid to a non-U.S. holder may be subject to U.S. backup withholding. A non-U.S. holder generally will be exempt from this backup withholding, however, if such holder properly provides an IRS Form W-8BEN certifying that such holder is a non-United States person or otherwise establishes an exemption and we or the applicable intermediary has no knowledge or have reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied.

The gross proceeds from the disposition of the notes may be subject to information reporting and backup withholding. If a non-U.S. holder sells the notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the non-U.S. holder sells the notes through a non-U.S. office of a broker that:

•	is a United States person;

•	is not a United States person but derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal tax purposes;

•

is a foreign entity treated as a partnership under U.S. federal income tax laws, if at any time during its tax year one or more of its owners are United States persons who in the aggregate hold more than 50% of the income or capital interests in such entity, or the foreign entity is engaged in a trade or business within the United States; or

•	is a United States branch of a foreign bank or insurance company,

unless the broker has documentary evidence in its files that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption and the broker has neither actual knowledge nor a reason to know that the beneficial owner is not entitled to an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of the notes to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN certifying that such holder is not a United States person or otherwise establishes an exemption, and we or the applicable intermediary has neither actual knowledge nor a reason to know that such holder is a United States person or that the conditions of any other exemption are not in fact satisfied.

U.S. backup withholding is not an additional tax. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s U.S. federal income tax liability by timely filing a properly completed claim for refund with the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Until the earlier of 180 days after the date the registration statement becomes effective and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the notes) and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the subsidiary guarantees are being passed upon for us by Jones Day, New York, New York. Certain legal matters with respect to Maryland law are being passed upon for us by Eric B. Miller, our Executive Vice President, General Counsel and Chief Risk Officer. Certain legal matters with respect to Washington law are being passed upon for us by DLA Piper.

EXPERTS

The consolidated financial statements and financial statement schedule as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$300,000,000

6.0% Senior Notes due 2022

PROSPECTUS

            , 2013

PART II

Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

Maryland Corporations

Maryland General Corporation Law indemnification provisions applicable to FTI Consulting, Inc.

Section 2-418 of the Maryland General Corporation Law, or MGCL, establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

FTI Consulting, Inc.

The Articles of Amendment and Restatement of FTI Consulting, Inc. provide that the corporation shall indemnify (i) its directors and officers, whether serving the corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) its other employees and agents to such extent as shall be authorized by the board of directors or in the corporation’s Bylaws and be permitted by law.

The By-laws of FTI Consulting, Inc. provide that the corporation shall indemnify and advance expenses to (a) any person who is a present or former director or officer of the corporation and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the corporation and at the request of the corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by and in accordance with the Section 2-418 of the MGCL. The corporation may, with the approval of its board of directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the corporation or a predecessor of the corporation. With respect to an employee or agent, other than a director or officer of the corporation, the corporation may, as determined by and in the discretion of the board of directors of the corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with Section 2-418 of the MGCL.

Maryland Limited Liability Companies

Maryland Limited Liability Company Act indemnification provisions applicable to Compass Lexecon LLC, FTI, LLC, FTI Consulting LLC, FTI Consulting Technology LLC, FTI General Partner LLC, FTI Hosting LLC, FTI International LLC, FTI Investigations LLC and Sports Analytics LLC.

Section 4A-203 of the Maryland Limited Liability Company Act permits a Maryland limited liability company to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

Compass Lexecon LLC and FTI, LLC

The Articles of Organization of each of Compass Lexecon LLC and FTI, LLC contains no provisions concerning the indemnification of directors and officers.

The Operating Agreement of each of Compass Lexecon LLC and FTI, LLC provides that the company shall indemnify (i) its managers and officers to the fullest extent permitted or authorized by the laws of the State of Maryland, including (without limitation) the advance of expenses under the procedures and to the full extent permitted by law, and (ii) its other employees and agents to such extent as shall be authorized by the board of managers and is permitted by law. In addition, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no manager or officer of the company shall be personally liable to the company or any members for money damages.

FTI Consulting LLC, FTI Consulting Technology LLC, FTI General Partner LLC, FTI Hosting LLC, FTI International LLC, FTI Investigations LLC and Sports Analytics LLC

The Articles of Organization of each of FTI Consulting LLC, FTI Consulting Technology LLC, FTI General Partner LLC, FTI Hosting LLC, FTI International LLC, FTI Investigations LLC and Sports Analytics LLC contains no provisions concerning the indemnification of directors and officers.

The Operating Agreement of each of FTI Consulting LLC, FTI Consulting Technology LLC, FTI General Partner LLC, FTI Hosting LLC, FTI International LLC, FTI Investigations LLC and Sports Analytics LLC provides that the company shall pay all judgments and valid claims asserted by anyone against it, and shall indemnify and save harmless, to the fullest extent permitted by applicable law, the member (and the member’s affiliates, officers, directors, partners, members, shareholders, employees and agents), the managers and the officers, from any liability, loss or damage to a claimant incurred by the indemnified person by reason of any act performed or omitted to be performed by the indemnified person in connection with the business of the company, and from liabilities or obligations of the company imposed on such indemnified person by virtue of such person’s position with the company, including, without limitation, all attorney’s fees and costs and any amounts expended or incurred by such person in connection with the defense or the settlement of any such action based on any such act or omission, including all such liabilities under the Securities Act of 1933, as amended. The company may also provide such indemnity to its employees and agents. Expenses including attorney’s fees incurred by the member, a manager or an officer in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such member, manager or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the company as authorized by law or pursuant to the operating agreement. Such expenses incurred by former managers and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the company deems appropriate. In addition, the Company shall have the power to purchase and maintain insurance in reasonable amounts on behalf of each of the member, the managers, the officers and employees and agents of the company against any liability incurred by them in their capacities as such, whether or not the company has the power to indemnify them against such liability.

Delaware Corporations

The Delaware General Corporation Law indemnification provisions applicable to FD MWA Holdings, Inc.

Pursuant to Section 145(a) of the Delaware General Corporation Law, or DGCL, Delaware corporations may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of a Delaware corporation or is or was serving at a Delaware corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of each Delaware corporation, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), no Delaware corporation shall indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to it unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

FD MWA Holdings, Inc.

The Certificate of Incorporation of FD MWA Holdings, Inc. provides that a director of the corporation shall not be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The By-laws of FD MWA Holdings, Inc. provide that each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation proceedings by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified. In addition, the corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

District of Columbia Corporations

The District of Columbia Business Corporation Act indemnification provisions applicable to Competition Policy Associates, Inc.

Section 29-304 of the District of Columbia Business Corporation Act, or DCBCA, provides that a corporation organized under the laws of the District of Columbia has the right to indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty.

Competition Policy Associates, Inc.

The Articles of Incorporation of Competition Policy Associates, Inc. contains no provisions concerning the indemnification of directors and officers.

The By-Laws of Competition Policy Associates, Inc. provide that the corporation shall indemnify each person who may be indemnified pursuant to Section 29-304(16) of the DCBCA, to the full extent permitted thereby. In each and every case where the corporation may do so pursuant to such section, the corporation is obligated to so indemnify the indemnitees, and in each case, if any, where the corporation must make certain investigations on a case-by-case basis prior to indemnification, the corporation is obligated to pursue such investigations diligently, it being the specific intent of the Bylaws to obligate the corporation to indemnify each person whom it may indemnify to the fullest extent permitted by law. To the extent not prohibited by the DCBCA, the officers and directors of the corporation shall not be liable to the corporation for any mistake or misjudgment, negligence or otherwise, except for their own individual willful misconduct or bad faith.

New York Corporations

The New York Business Corporation Law indemnification provisions applicable to FTI Consulting (SC) Inc.

Section 721 of the New York Business Corporation Law, or NYBCL, provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

FTI Consulting (SC) Inc.

The Certificate of Incorporation of FTI Consulting (SC) Inc. contains no provisions concerning the indemnification of directors and officers.

The By-laws of FTI Consulting (SC) Inc. provide that each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation proceedings by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the NYBCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise. In addition, the corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the NYBCL.

New York Limited Liability Companies

New York Limited Liability Company Law indemnification provisions applicable to FTI Consulting (Government Affairs) LLC and FTI Consulting Realty LLC

Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

FTI Consulting (Government Affairs) LLC and FTI Consulting Realty LLC

The Articles of Organization for FTI Consulting (Government Affairs) LLC and FTI Consulting Realty LLC each contain no provisions concerning the indemnification of directors and officers.

The Operating Agreement of each of FTI Consulting (Government Affairs) LLC and FTI Consulting Realty LLC provides that the company shall pay all judgments and valid claims asserted by anyone against it, and shall indemnify and save harmless, to the fullest extent permitted by applicable law, its member (and the affiliates, officers, directors, partners, members, shareholders, employees and agents of its member), the managers and the officers, from any liability, loss or damage to a claimant incurred by the managers or officers by reason of any act performed or omitted to be performed by the managers or officers in connection with the business of the company, and from liabilities or obligations of the company imposed on such managers or officers by virtue of such person’s position with the company, including, without limitation, all attorneys’ fees and costs and any amounts expended or incurred by such person in connection with the defense or the settlement of any such action based on any such act or omission, including all such liabilities under the law. The company, or its receiver or trustee, may also provide such indemnity to its employees and agents.

Washington Corporations

The Washington Business Corporation Act indemnification provisions applicable to FTI Consulting Technology Software Corp.

Section 23B.08.510 of the Washington Business Corporation Act, or WBCA, authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to agree to indemnify a director and obligate itself to advance or reimburse expenses without regard to the provisions of Sections 23B.08.510 through .550; provided, however, that no such indemnity shall be made for or on account of any (a) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (b) conduct in violation of Section 23B.08.310 of the WBCA (which section relates to unlawful distributions) or (c) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

FTI Consulting Technology Software Corp

The Amended and Restated Articles of Incorporation of FTI Consulting Technology Software Corp provide that the corporation shall indemnify and hold harmless each individual who is or was serving as a director or officer of the corporation who, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all liability incurred with respect to any proceeding to which the individual is or is threatened to be made a party because of such service, and shall make advances of reasonable expenses with respect to such proceeding, to the fullest extent permitted by law; provided that no such indemnity shall indemnify any director or officer from or on account of (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director or officer finally adjudged to be in violation of Section 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled. In addition, the corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or, who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent.

The Bylaws of FTI Consulting Technology Software Corp provide that the corporation shall indemnify its directors, officers, employees and agents to the full extent permitted by applicable law against liability arising out of a proceeding to which such individual was made a party because the individual is or was a director, officer, employee or agent of the corporation. The corporation shall advance expenses incurred by such persons who are parties to a proceeding in advance of final disposition of the proceeding. However, the corporation shall not be obligated to indemnify or advance expenses to indemnitee with respect to any proceeding (a) initiated or brought voluntarily by indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification, but such indemnification or advancement of expenses may be provided by the corporation in specific cases if the board of directors finds it to be appropriate; (b) instituted by indemnitee to enforce or interpret the Bylaws, if a court of competent jurisdiction determines that each of the material assertions made by indemnitee in such proceeding was not made in good faith or was frivolous; (c) for which any of the expenses or liabilities for indemnification is being sought have been paid directly to indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the corporation; or (4) if the corporation is prohibited by the Securities Act of 1933, as amended, or other applicable law then in effect from paying such indemnification and/or advancement of the expenses.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following exhibits are included as exhibits to this Registration Statement.

Exhibit Number	Exhibit Description

2.1	Form of Irrevocable Undertaking entered into by Controlling Shareholder Group of FD International (Holdings) Limited. (Filed with the Securities and Exchange Commission on October 10, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 3, 2006 and incorporated herein by reference.)

2.2	Form of Irrevocable Undertaking entered into by Executive Officers of FD International (Holdings) Limited. (Filed with the Securities and Exchange Commission on October 10, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 3, 2006 and incorporated herein by reference.)

2.3	Form of Irrevocable Undertaking entered into by Other Shareholders of FD International (Holdings) Limited. (Filed with the Securities and Exchange Commission on October 10, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 3, 2006 and incorporated herein by reference.)

2.4	Warranty Deed dated as of September 11, 2006 between FTI FD LLC and the Warrantors named therein. (Filed with the Securities and Exchange Commission on October 10, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 3, 2006 and incorporated herein by reference.)

3.1	Articles of Incorporation of FTI Consulting, Inc., as amended and restated. (Filed with the Securities and Exchange Commission on May 23, 2003 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 21, 2003 and incorporated herein by reference.)

3.2	Articles of Amendment dated June 1, 2011 to Articles of Incorporation of FTI Consulting, Inc. (Filed with the Securities and Exchange Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

3.3	Bylaws of FTI Consulting, Inc., as Amended and Restated on June 1, 2011. (Filed with the Securities and Exchange Commission on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

3.4	Articles of Organization of Compass Lexecon LLC (f/k/a Lexecon, LLC; f/k/a LI Acquisition Company, LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.5	Articles of Amendment to Articles of Organization of Compass Lexecon LLC (f/k/a Lexecon, LLC; f/k/a LI Acquisition Company, LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.6	Articles of Amendment to Articles of Organization of Compass Lexecon LLC (f/k/a Lexecon, LLC; f/k/a LI Acquisition Company, LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.7	Operating Agreement of Compass Lexecon LLC (f/k/a Lexecon, LLC; f/k/a LI Acquisition Company, LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.8	Operating Agreement of Compass Lexecon LLC (f/k/a Lexecon, LLC; f/k/a LI Acquisition Company, LLC) Amendment No. 1 to By-laws (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.9	Amendment No. 1 to Operating Agreement of Compass Lexecon LLC (f/k/a Lexecon, LLC; f/k/a LI Acquisition Company, LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.10	Articles of Incorporation of Competition Policy Associates, Inc. (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.11	By-Laws of Competition Policy Associates, Inc. (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.12	Certificate of Incorporation of FD MWA Holdings Inc. (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.13	Certificate of Amendment to the Certificate of Incorporation of FD MWA Holdings Inc. (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.14	By-laws of FD MWA Holdings Inc. (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

3.15	Articles of Organization of FTI, LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.16	Operating Agreement of FTI, LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.17	Articles of Organization of FTI Consulting LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.18	Operating Agreement of FTI Consulting LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.19	Certificate of Incorporation of FTI Consulting (SC) Inc. (f/k/a Park Communications, Inc.; f/k/a Morgen Walke Associates, Inc.; f/k/a FD U.S. Communications, Inc.) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.20	Certificate of Amendment of the Certificate of Incorporation of FTI Consulting (SC) Inc. (f/k/a Park Communications, Inc.; f/k/a Morgen Walke Associates, Inc.; f/k/a FD U.S. Communications, Inc.) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.21	Certificate of Amendment of the Certificate of Incorporation of FTI Consulting (SC) Inc. (f/k/a Park Communications, Inc.; f/k/a Morgen Walke Associates, Inc.; f/k/a FD U.S. Communications, Inc.) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.22	Certificate of Amendment of the Certificate of Incorporation of FTI Consulting (SC) Inc. (f/k/a Park Communications, Inc.; f/k/a Morgen Walke Associates, Inc.; f/k/a FD U.S. Communications, Inc.) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.23	Certificate of Change of Morgen Walke Associates, Inc. (Nee: FTI Consulting (SC) Inc.) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.24	Certificate of Change of Morgen Walke Associates, Inc. (Nee: FTI Consulting (SC) Inc.) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.25	By-laws of FTI Consulting (SC) Inc. (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.26	Articles of Organization of FTI Consulting Technology LLC (f/k/a FTI Repository Services, LLC; f/k/a FTI Technology LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

3.27	Articles of Amendment to Articles of Organization of FTI Consulting Technology LLC (f/k/a FTI Repository Services, LLC; f/k/a FTI Technology LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.28	Articles of Amendment to Articles of Organization of FTI Consulting Technology LLC (f/k/a FTI Repository Services, LLC; f/k/a FTI Technology LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.29	Amended and Restated Operating Agreement of FTI Consulting Technology LLC (f/k/a FTI Repository Services, LLC; f/k/a FTI Technology LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.30	Amendment No. 1 to Amended and Restated Operating Agreement of FTI Consulting Technology LLC (f/k/a FTI Repository Services, LLC; f/k/a FTI Technology LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.31	Amended and Restated Articles of Incorporation of FTI Consulting Technology Software Corp. (f/k/a Attenex Corporation) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.32	By-Laws of FTI Consulting Technology Software Corp. (f/k/a Attenex Corporation) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.33	Articles of Organization of FTI General Partner LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.34	Operating Agreement of FTI General Partner LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.35	Articles of Organization of FTI Hosting LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.36	Operating Agreement of FTI Hosting LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.37	Amendment No. 1 to Operating Agreement of FTI Hosting LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.38	Articles of Organization of FTI International LLC (f/k/a FTI FD LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

3.39	Articles of Amendment to Articles of Organization of FTI International LLC (f/k/a FTI FD LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.40	Amended and Restated Operating Agreement of FTI International LLC (f/k/a FTI FD LLC) (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.41	Articles of Organization of FTI Investigations LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.42	Operating Agreement of FTI Investigations LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.43	Amendment No. 1 to Operating Agreement of FTI Investigations LLC (Filed with the Securities and Exchange Commission on May 10, 2011 as an exhibit to FTI Consulting, Inc.’s Amendment no. 1 to its Registration Statement on Form S-4 and incorporated herein by reference.)

3.44+	Articles of Organization of Sports Analytics LLC

3.45+	Operating Agreement of Sports Analytics LLC

3.46+	Articles of Organization of FTI Consulting (Government Affairs) LLC

3.47+	Operating Agreement of FTI Consulting (Government Affairs) LLC

3.48+	Articles of Organization of FTI Consulting Realty LLC

3.49+	Operating Agreement of FTI Consulting Realty LLC

4.1	Indenture, dated as of September 27, 2010, among FTI Consulting, Inc., the guarantors party thereto and Wilmington Trust Company, as trustee, relating to FTI Consulting, Inc.’s 6 3/4% Senior Notes due 2020. (Filed with the Securities and Exchange Commission on September 27, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated September 28, 2010 and incorporated herein by reference.)

4.2	Form of 6 3/4% Senior Notes due 2020 (included in Exhibit 4.1). (Filed with the Securities and Exchange Commission on September 27, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated September 28, 2010 and incorporated herein by reference.)

4.3	Form of Notation of Guarantee of 6 3/4% Senior Notes due 2020 (included in Exhibit 4.1). (Filed with the Securities and Exchange Commission on September 27, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated September 28, 2010 and incorporated herein by reference.)

4.4	First Supplemental Indenture relating to the 6 3/4% Senior Notes due 2020, dated as of July 10, 2012, by and among FTI Consulting, Inc., Sports Analytics LLC, the other guarantors party thereto and Wilmington Trust Company, as trustee. (Filed with the Securities and Exchange Commission on November 8, 2012 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

4.5+	Second Supplemental Indenture relating to the 6 3/4% Senior Notes due 2020, dated as of May 15, 2013, by and among FTI Consulting, Inc., FTI Consulting (Government Affairs) LLC, FTI Consulting Realty LLC and Wilmington Trust Company, as trustee.

4.6	Indenture, dated as of November 27, 2012, among FTI Consulting, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, relating to FTI Consulting, Inc.’s 6.0% Senior Notes due 2022. (Filed with the Securities and Exchange Commission on November 29, 2012 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 27, 2012 and incorporated herein by reference.)

4.7	Form of 6.0% Senior Notes due 2022 (included in Exhibit 4.6). (Filed with the Securities and Exchange Commission on November 29, 2012 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 27, 2012 and incorporated herein by reference.)

4.8	Form of Notation of Guarantee of 6.0% Senior Notes due 2022 (included in Exhibit 4.6) (Filed with the Securities and Exchange Commission on November 29, 2012 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 27, 2012 and incorporated herein by reference.)

4.9	Registration Rights Agreement, dated November 27, 2012, among FTI Consulting, Inc., the guarantors party thereto and J.P. Morgan Securities LLC. (Filed with the Securities and Exchange Commission on November 29, 2012 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 27, 2012 and incorporated herein by reference.)

4.10+	First Supplemental Indenture relating to the 6.0% Senior Notes due 2022, dated as of May 15, 2013, by and among FTI Consulting, Inc., FTI Consulting (Government Affairs) LLC, FTI Consulting Realty LLC and U.S. Bank National Association, as trustee.

5.1+	Opinion of Jones Day

5.2+	Opinion of DLA Piper

5.3+	Opinion of Eric B. Miller, Executive Vice President, General Counsel and Chief Risk Officer of FTI Consulting, Inc.

10.1*	Employment Agreement dated as of November 5, 2002, between FTI Consulting, Inc. and Jack B. Dunn, IV. (Filed with the Securities and Exchange Commission on March 27, 2003 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.)

10.2*	Employment Agreement dated September 20, 2004 between FTI Consulting, Inc. and Dennis J. Shaughnessy. (Filed with the Securities and Exchange Commission on November 9, 2004 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference.)

10.3*	Restricted Stock Agreement between FTI Consulting, Inc. and Dennis J. Shaughnessy dated October 18, 2004. (Filed with the Securities and Exchange Commission on November 9, 2004 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.4*	Incentive Stock Option Agreement between FTI Consulting, Inc. and Dennis J. Shaughnessy dated October 18, 2004. (Filed with the Securities and Exchange Commission on November 9, 2004 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed and incorporated herein by reference.)

10.5*	Amendment dated September 23, 2004 to the Employment Agreement dated November 5, 2002 between FTI Consulting, Inc. and Jack B. Dunn, IV. (Filed with the Securities and Exchange Commission as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed with the SEC on November 9, 2004 and incorporated herein by reference.)

10.6*	Restricted Stock Agreement between FTI Consulting, Inc. and Jack B. Dunn, IV, dated September 23, 2004. (Filed with the Securities and Exchange Commission on November 9, 2004 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference.)

10.7*	Employment Agreement dated as of November 1, 2005 between Dominic DiNapoli and FTI Consulting, Inc. (Filed with the Securities and Exchange Commission on November 2, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 1, 2005 and incorporated herein by reference.)

10.8*	Restricted Stock Agreement between FTI Consulting, Inc. and Dominic DiNapoli, dated as of November 1, 2005. (Filed with the Securities and Exchange Commission on November 2, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 1, 2005 and incorporated herein by reference.)

10.9*	Incentive Stock Option Agreement between FTI Consulting, Inc. and Dominic DiNapoli, dated as of November 1, 2005. (Filed with the Securities and Exchange Commission on November 2, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 1, 2005 and incorporated herein by reference.)

10.10*	FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated as of April 27, 2005. (Filed with the Securities and Exchange Commission on May 24, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 18, 2005 and incorporated herein by reference.)

10.11*	Form of Incentive Stock Option Agreement used with 2004 Long-Term Incentive Plan. (Filed with the Securities and Exchange Commission on November 9, 2004 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference.)

10.12*	Form of Restricted Stock Agreement used with 2004 Long-Term Incentive Plan, as amended. (Filed with the Securities and Exchange Commission on November 9, 2004 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference.)

10.13*	Form of Incentive Stock Option Agreement used with 1997 Stock Option Plan, as amended. (Filed with the Securities and Exchange Commission on February 24, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 28, 2005 and incorporated herein by reference.)

10.14*	Incentive Stock Option Agreement between FTI Consulting, Inc. and Jack B. Dunn, IV, dated as of October 28, 2004. (Filed with the Securities and Exchange Commission on February 24, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 28, 2005 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.15*	Incentive Stock Option Agreement between FTI Consulting, Inc. and Jack B. Dunn, IV, dated as of February 17, 2005. (Filed with the Securities and Exchange Commission on February 24, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 28, 2005 and incorporated herein by reference.)

10.16*	Written Summary of Non-Employee Director Compensation approved by the Board of Directors of FTI Consulting, Inc. on April 27, 2005. (Filed with the Securities and Exchange Commission on May 3, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated April 27, 2005 and incorporated herein by reference.)

10.17*	FTI Consulting, Inc. Non-Employee Director Compensation Plan, established effective April 27, 2005. (Filed with the Securities and Exchange Commission on May 24, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 18, 2005 and incorporated herein by reference.)

10.18*	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Option Agreement. (Filed with the Securities and Exchange Commission on May 24, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 18, 2005 and incorporated herein by reference.)

10.19*	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Restricted Stock Agreement. (Filed with the Securities and Exchange Commission on May 24, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 18, 2005 and incorporated herein by reference.)

10.20*	Form of FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Unit Agreement. (Filed with the Securities and Exchange Commission on May 24, 2005 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 18, 2005 and incorporated herein by reference.)

10.21*	Form of Nonqualified Stock Option Agreement used with 2004 Long-Term Incentive Plan. (Filed with the Securities and Exchange Commission on January 13, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-4/A and incorporated herein by reference.)

10.22*	Restricted Stock Agreement between FTI Consulting, Inc. and John A. MacColl dated as of January 9, 2006. (Filed with the Securities and Exchange Commission on January 13, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-4/A and incorporated herein by reference.)

10.23*	Stock Option Agreement between FTI Consulting, Inc. and John A. MacColl dated as of January 9, 2006. (Filed with the Securities and Exchange Commission on March 7, 2006 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.)

10.24*	Amendment to FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated effective April 27, 2005. (Filed with the Securities and Exchange Commission on March 31, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated March 31, 2006 and incorporated herein by reference.)

10.25*	Amendment dated as of June 6, 2006 to the FTI Consulting, Inc. Non-Employee Director Compensation Plan. (Filed with the Securities and Exchange Commission on June 7, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 7, 2006 and incorporated herein by reference.)

10.26*	Amendment dated as of June 6, 2006 to the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as Amended and Restated Effective as of April 27, 2005, as further amended. (Filed with the Securities and Exchange Commission on June 7, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 7, 2006 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.27*	FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan. (Filed with the Securities and Exchange Commission, on June 6, 2006 as exhibit 4.3 to FTI Consulting, Inc.’s Registration Statement on Form S-8 (333-134789) and incorporated herein by reference.)

10.28*	Form of FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan Incentive Stock Option Agreement. (Filed with the Securities and Exchange Commission on June 6, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-8 (333-134789) and incorporated herein by reference.)

10.29*	Form of FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan Restricted Stock Agreement. (Filed with the Securities and Exchange Commission on June 6, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-8 (333-134789) and incorporated herein by reference.)

10.30*	FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors. (Filed with the Securities and Exchange Commission on April 28, 2006 as an exhibit to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A and incorporated herein by reference.)

10.31*	Form of FTI Consulting, Inc. Deferred Compensation Plan For Key Employees and Non-Employee Directors Restricted Stock Unit Agreement for Non-Employee Directors. (Filed with the Securities and Exchange Commission on June 6, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-8 (333-134790) and incorporated herein by reference.)

10.32*	Form of FTI Consulting, Inc. Deferred Compensation Plan For Key Employees and Non-Employee Directors Stock Unit Agreement for Non-Employee Directors. (Filed with the Securities and Exchange Commission on June 6, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-8 (333-134790) and incorporated herein by reference.)

10.33*	FTI Consulting, Inc. 2007 Employee Stock Purchase Plan. (Filed with the Securities and Exchange Commission on April 28, 2006 as an exhibit to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A and incorporated herein by reference.)

10.34*	Offer Letter dated January 9, 2006 to and accepted by John A. MacColl. (Filed with the Securities and Exchange Commission on June 9, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 6, 2006 and incorporated herein by reference.)

10.35*	Offer Letter dated May 17, 2005 to and accepted by David G. Bannister. (Filed with the Securities and Exchange Commission on June 9, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 6, 2006 and incorporated herein by reference.)

10.36**	Parent Guaranty Agreement dated as of October 4, 2006, between FTI Consulting, Inc. and FTI FD Inc. (Filed with the Securities and Exchange Commission on October 10, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 3, 2006 and incorporated herein by reference.)

10.37*	FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, Amended and Restated Effective October 25, 2006. (Filed with the Securities and Exchange Commission on October 26, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated October 25, 2006 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.38*	FTI Consulting, Inc. Incentive Compensation Plan. (Filed with the Securities and Exchange Commission on April 28, 2006 as an exhibit to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A and incorporated herein by reference.)

10.39*	FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan/Appendix II: Australian Sub-Plan. (Filed with the Securities and Exchange Commission on December 15, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-4 (File No. 333-139407) and incorporated herein by reference.)

10.40*	FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan/Appendix III: Ireland Sub-Plan. (Filed with the Securities Exchange Commission on December 15, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-4 (File No. 333-139407) and incorporated herein by reference.)

10.41*	FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan/Appendix IV: United Kingdom Sub-Plan. (Filed with the Securities and Exchange Commission on December 15, 2006 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-4 (File No. 333-139407) and incorporated herein by reference.)

10.42*	FTI Consulting, Inc. Non-Employee Director Compensation Plan Stock Option Agreement under FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan. (Filed with the Securities and Exchange Commission on December 13, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated December 11, 2006 and incorporated herein by reference.)

10.43*	FTI Consulting, Inc. Non-Employee Director Compensation Plan Restricted Stock Agreement under FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan. (Filed with the Securities and Exchange Commission on December 13, 2006 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated December 11, 2006 and incorporated herein by reference.)

10.44*	FTI Consulting, Inc. Non-Qualified Stock Option Agreement under FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan. (Filed with the Securities and Exchange Commission on May 9, 2007 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and incorporated herein by reference.)

10.45*	Amendment No. 1 made and entered into as of April 23, 2007 to the Employment Agreement dated as of September 20, 2004, by and between FTI Consulting, Inc. and Dennis J. Shaughnessy. (Filed with the Securities and Exchange Commission on April 26, 2007 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated April 23, 2007 and incorporated herein by reference.)

10.46*	Offer Letter dated June 14, 2007 to and accepted by Jorge A. Celaya (Filed with the Securities and Exchange Commission on July 10, 2007 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated July 9, 2007 and incorporated herein by reference.)

10.47*	FTI Consulting, Inc. Non-Employee Director Compensation Plan Amended and Restated Effective as of February 20, 2008. (Filed with the Securities and Exchange Commission on May 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarter Report on Form 10-Q for quarter ended March 31, 2008 and incorporated herein by reference.)

10.48*	FTI Consulting, Inc. Deferred Compensation Plan For Key Employees and Non-Employee Directors Restricted Stock Unit Agreement for Non-Employee Directors Under the Non-Employee Director Compensation Plan, as Amended and Restated Effective as of February 20, 2008. (Filed with the Securities and Exchange Commission on May 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarter Report on Form 10-Q for quarter ended March 31, 2008 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.49*	FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan Restricted Stock Agreement Under the Non-Employee Director Compensation Plan, as Amended and Restated Effective as of February 20, 2008. (Filed with the Securities and Exchange Commission on May 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarter Report on Form 10-Q for quarter ended March 31, 2008 and incorporated herein by reference.)

10.50*	FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (Amended and Restated Effective as of May 14, 2008). (Filed with the Securities and Exchange Commission on August 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for quarter ended June 30, 2008 and incorporated herein by reference.)

10.51*	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the Non-Employee Director Compensation Plan, as Amended and Restated Effective as of February 20, 2008. (Filed with the Securities and Exchange Commission on August 7, 2008 as an exhibit to Quarterly Report on Form 10-Q for quarter ended June 30, 2008 and incorporated herein by reference.)

10.52*	Form of Stock Unit Agreement for Non-Employee Directors under the Non-Employee Director Compensation Plan, as Amended and Restated Effective as of February 20, 2008. (Filed with the Securities and Exchange Commission on August 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for quarter ended June 30, 2008 and incorporated herein by reference.)

10.53*	FTI Consulting, Inc. 2004 Long-Term Incentive Plan (Amended and Restated Effective as of May 14, 2008). (Filed with the Securities and Exchange Commission on August 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for quarter ended June 30, 2008 and incorporated herein by reference.)

10.54*	Form of FTI Consulting, Inc. 2004 Long-Term Incentive Plan Incentive Stock Option Agreement. (Filed with the Securities and Exchange Commission on August 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for quarter ended June 30, 2008 and incorporated herein by reference.)

10.55*	FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan (Amended and Restated Effective as of May 14, 2008). (Filed with the Securities and Exchange Commission on August 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for quarter ended June 30, 2008 and incorporated herein by reference.)

10.56*	Form of FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan Restricted Stock Agreement Under the Non-Employee Director Compensation Plan, as Amended and Restated Effective as of February 20, 2008. (Filed with the Securities and Exchange Commission on August 7, 2008 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for quarter ended June 30, 2008 and incorporated herein by reference.)

10.57*	Form of Incentive Stock Option Agreement under the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated. (Filed with the Securities and Exchange Commission on November 6, 2008 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and incorporated herein by reference.)

10.58** *	Amendment No. 2 effective as of August 11, 2008 to the Employment Agreement dated November 5, 2002 between FTI Consulting, Inc. and Jack B. Dunn, IV. (Filed with the Securities and Exchange Commission on November 6, 2008 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and incorporated herein by reference.)

10.59*	Amendment No. 3 as of December 31, 2008 to the Employment Agreement dated November 5, 2002 between FTI Consulting, Inc. and Jack B. Dunn, IV. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.60*	Amendment No. 2 as of December 31, 2008 to the Employment Agreement dated as of September 20, 2004, by and between FTI Consulting, Inc. and Dennis J. Shaughnessy. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.61*	Amendment No. 1 as of December 31, 2008 to the Employment Agreement dated as of November 1, 2005 by and between Dominic DiNapoli and FTI Consulting, Inc. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.62***	Employment Agreement by and among, FD U.S. Communications, Inc., FTI Consulting, Inc. and Declan Kelly. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.63*	Amendment as of August 1, 2008 to the Employment Agreement by and among, FD U.S. Communications, Inc., FTI Consulting, Inc. and Declan Kelly. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.64*	Second Amendment as of December 16, 2008 to the Employment Agreement by and among, FD U.S. Communications, Inc., FTI Consulting, Inc. and Declan Kelly. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.65*	Amendment made and entered into as of December 31, 2008 to Offer Letter dated June 14, 2007 to and accepted by Jorge A. Celaya. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.66*	Employment Letter dated as of December 31, 2008 to and accepted by Roger Carlile. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.67*	Offer Letter dated April 26, 2006 to and accepted by Eric B. Miller. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.68*	Amendment made and entered into as of December 31, 2008 to Offer Letter dated April 26, 2006 to and accepted by Eric B. Miller. (Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.)

10.69*	Amendment No. 1 dated March 31, 2009 to the FTI Consulting, Inc. Non-Employee Director Compensation Plan (Amended and Restated Effective as of February 20, 2008). (Filed with the Securities and Exchange Commission on May 5, 2009 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated herein by reference.)

10.70***	Amendment No. 3 to Employment Agreement made and entered into as of January 2, 2009 by and between FTI Consulting, Inc. and Dennis J. Shaughnessy. (Filed with the Securities and Exchange Commission on May 5, 2009 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.71*	FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan. (Filed with the Securities and Exchange Commission on April 23, 2009 as an exhibit to FTI Consulting, Inc.’s Proxy Statement and incorporated herein by reference.)

10.72*	Form of FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Incentive Stock Option Agreement. (Filed with the Securities and Exchange Commission on June 3, 2009 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 3, 2009 and incorporated herein by reference.)

10.73*	Form of FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Restricted Stock Agreement. (Filed with the Securities and Exchange Commission on June 3, 2009 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 3, 2009 and incorporated herein by reference.)

10.74*	Form of FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Restricted Stock Unit Agreement for Non-Employee Directors. (Filed with the Securities and Exchange Commission on June 3, 2009 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 3, 2009 and incorporated herein by reference.)

10.75*	Form of FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Stock Unit Agreement for Non-Employee Directors. (Filed with the Securities and Exchange Commission on June 3, 2009 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 3, 2009 and incorporated herein by reference.)

10.76*	Form of FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Restricted Stock Agreement for Non-Employee Directors. (Filed with the Securities and Exchange Commission on June 3, 2009 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 3, 2009 and incorporated herein by reference.)

10.77*	Form of FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Nonstatutory Stock Option Agreement. (Filed with the Securities and Exchange Commission on June 3, 2009 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 3, 2009 and incorporated herein by reference.)

10.78*‡	Separation Agreement dated as of July 27, 2009, by and among FD U.S. Communications, Inc., FTI Consulting, Inc. and Declan Kelly (Filed with the Securities and Exchange Commission on November 6, 2009 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and incorporated herein by reference.)

10.79*	Separation Agreement dated March 24, 2010 between FTI Consulting, Inc. and Jorge A. Celaya. (Filed with the Securities and Exchange Commission on March 26, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated March 24, 2010 and incorporated herein by reference.)

10.80*	FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan Cash-Based Performance Award Agreement. (Filed with the Securities and Exchange Commission on March 29, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated March 25, 2010 and incorporated herein by reference.)

10.81*	FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (as Amended and Restated Effective as of June 2, 2010). (Filed with the Securities and Exchange Commission on April 23, 2010 as Appendix A to FTI Consulting, Inc.’s Definitive Proxy Statement dated April 23, 2010 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.82*	Offer Letter, as amended, dated March 23, 2010, between FTI Consulting, Inc. and Eric B. Miller. (Filed with the Securities and Exchange Commission on May 6, 2010 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and incorporated herein by reference.)

10.83*	Amendment No. 4 dated as of June 2, 2010 to Employment Agreement dated as of November 5, 2002, as amended, by and between FTI Consulting, Inc. and Jack B. Dunn, IV. (Filed with the Securities and Exchange Commission on June 8, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 2, 2010 and incorporated herein by reference.)

10.84*	Amendment No. 4 dated as of June 2, 2010 to Employment Agreement dated as of September 20, 2004, as amended, by and between FTI Consulting, Inc. and Dennis J. Shaughnessy. (Filed with the Securities and Exchange Commission on June 8, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 2, 2010 and incorporated herein by reference.)

10.85*	Amendment No. 2 dated as of June 2, 2010 to Employment Agreement dated as of November 1, 2005, as amended, by and between FTI Consulting, Inc. and Dominic DiNapoli. (Filed with the Securities and Exchange Commission on June 8, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 2, 2010 and incorporated herein by reference.)

10.86*	Amendment dated June 2, 2010 to Offer Letter dated May 17, 2005 to David G. Bannister. (Filed with the Securities and Exchange Commission on June 8, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 2, 2010 and incorporated herein by reference.)

10.87*	Amendment dated June 2, 2010 to Employment Letter dated December 31, 2008 to Roger D. Carlile. (Filed with the Securities and Exchange Commission on June 8, 2010 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 2, 2010 and incorporated herein by reference.)

10.88*	Second Amended Offer Letter dated June 2, 2010 to Eric B. Miller. (Filed with the Securities and Exchange Commission on August 5, 2010 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and incorporated herein by reference).

10.89*	Amendment No. 5 dated as of February 23, 2011 to Employment Agreement dated as of September 20, 2004, as amended, by and between FTI Consulting, Inc. and Dennis J. Shaughnessy. (Filed with the Securities and Exchange Commission on March 25, 2011 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-4 (333-173096) and incorporated herein by reference.)

10.90*	Amendment No. 5 dated as of February 23, 2011 to Employment Agreement dated as of November 5, 2002, as amended, by and between FTI Consulting, Inc. and Jack B. Dunn, IV. (Filed with the Securities and Exchange Commission on March 25, 2011 as an exhibit to FTI Consulting, Inc.’s Registration Statement on Form S-4 (333-173096) and incorporated herein by reference.)

10.91*	FTI Consulting, Inc. Incentive Compensation Plan. (Filed with the Securities and Exchange Commission on April 11, 2011 as an exhibit to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A and incorporated herein by reference.)

10.92*	Amendment No. 6 dated as of December 13, 2011, to Employment Agreement dated as of September 20, 2004, as amended, by and between FTI Consulting, Inc. and Dennis J. Shaughnessy. (Filed with the Securities and Exchange Commission on December 15, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated December 13, 2011 and incorporated herein by reference.)

Exhibit Number	Exhibit Description

10.93*	Amendment No. 4 dated as of October 31, 2011 to Employment Agreement dated as of November 1, 2005, as amended by and between FTI Consulting, Inc. and Dominic DiNapoli. (Filed with the Securities and Exchange Commission on February 26, 2012 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated herein by reference.)

10.94*	Amendment No. 3 dated as of March 21, 2011 to Employment Agreement dated as of November 1, 2005, as amended, by and between FTI Consulting, Inc. and Dominic DiNapoli. (Filed with the Securities and Exchange Commission on February 26, 2012 as an exhibit to FTI Consulting, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated herein by reference.)

10.95*	Amendment No. 6 dated as of April 5, 2012, to Employment Agreement dated as of November 5, 2002, as amended, by and between FTI Consulting, Inc. and Jack B. Dunn, IV. (Filed with the Securities and Exchange Commission on April 10, 2012 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated April 4, 2012 and incorporated herein by reference.)

10.96*	Credit Agreement, dated as of November 27, 2012, among FTI Consulting, Inc., the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. (Filed with the Securities and Exchange Commission on November 29, 2012 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 27, 2012 and incorporated herein by reference.)

10.97**	Security Agreement, dated as of November 27, 2012, by and among grantors party thereto and Bank of America, N.A., as administrative agent. (Filed with the Securities and Exchange Commission on November 29, 2012 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 27, 2012 and incorporated herein by reference.)

10.98**	Pledge Agreement, dated as of November 27, 2012, by and among pledgors party thereto and Bank of America, N.A., as administrative agent. (Filed with the Securities and Exchange Commission on November 29, 2012 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated November 27, 2012 and incorporated herein by reference.)

12.1+	Computation of Ratio of Earnings to Fixed Charges

21.1+	Subsidiaries of FTI Consulting, Inc.

23.1+	Consent of KPMG LLP

23.2	Consent of Jones Day (included in Exhibit 5.1 hereto)

23.3	Consent of DLA Piper (included in Exhibit 5.2 hereto)

23.4	Consent of Eric B. Miller (included in Exhibit 5.3 hereto)

24.1	Powers of Attorney (included on signature pages hereto)

25.1+	Statement of Eligibility on Form T-1 to act as Trustee under the Indenture

99.1+	Form of Letter of Transmittal

99.2+	Form of Notice of Guaranteed Delivery

Exhibit Number	Exhibit Description

99.3+	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner

+	Filed herewith.
*	Management contract or compensatory plan or arrangement.
**	With certain exceptions that were specified at the time of initial filing with the Securities and Exchange Commission, exhibits, schedules (or similar attachments) are not filed with the SEC. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.
‡	Certain portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to our request for confidential treatment under Rule 24b-2 of the Securities Act of 1933, as amended, which was granted by the Securities and Exchange Commission on January 11, 2010.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(9) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI CONSULTING, INC.

By:	/s/ Jack B. Dunn, IV
Name:	Jack B. Dunn, IV
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Roger D. Carlile and Eric B. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis J. Shaughnessy	Chairman of the Board	May 22, 2013
Dennis J. Shaughnessy

/s/ Jack B. Dunn, IV	Chief Executive Officer and President and Director (Principal Executive Officer)	May 22, 2013
Jack B. Dunn, IV

/s/ Roger D. Carlile	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2013
Roger D. Carlile

/s/ Catherine M. Freeman	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 22, 2013
Catherine M. Freeman

/s/ Brenda J. Bacon	Director	May 22, 2013
Brenda J. Bacon

/s/ Denis J. Callaghan	Director	May 22, 2013
Denis J. Callaghan

Signature	Title	Date

	Director	May 22, 2013
Claudio Costamagna

/s/ James W. Crownover	Director	May 22, 2013
James W. Crownover

/s/ Vernon Ellis	Director	May 22, 2013
Vernon Ellis

/s/ Gerard E. Holthaus	Director	May 22, 2013
Gerard E. Holthaus

/s/ Marc Holtzman	Director	May 22, 2013
Marc Holtzman

	Director	May 22, 2013
Henrique de Campos Meirelles

/s/ George P. Stamas	Director	May 22, 2013
George P. Stamas

Compass Lexecon LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

COMPASS LEXECON LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

Competition Policy Associates, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

COMPETITION POLICY ASSOCIATES, INC.

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Director	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Director	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Director	May 22, 2013
Eric B. Miller

FD MWA Holdings Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FD MWA HOLDINGS INC.

By:	/s/ Edward Reilly
Name:	Edward Reilly
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward Reilly	President (Principal Executive Officer)	May 22, 2013
Edward Reilly

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Director	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Director	May 22, 2013
Eric B. Miller

/s/ David G. Bannister	Director	May 22, 2013
David G. Bannister

FTI, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI, LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

FTI Consulting LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI CONSULTING LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

FTI Consulting (Government Affairs) LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI CONSULTING (GOVERNMENT AFFAIRS) LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

FTI Consulting Realty LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI CONSULTING REALTY LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

/s/ Alan Tantleff	Vice President and a Manager	May 22, 2013
Alan Tantleff

FTI Consulting (SC) Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI CONSULTING (SC) INC.

By:	/s/ Edward Reilly
Name:	Edward Reilly
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward Reilly	President (Principal Executive Officer)	May 22, 2013
Edward Reilly

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Director	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Director	May 22, 2013
Eric B. Miller

/s/ David G. Bannister	Director	May 22, 2013
David G. Bannister

FTI Consulting Technology LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI CONSULTING TECHNOLOGY LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

FTI Consulting Technology Software Corp

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI CONSULTING TECHNOLOGY SOFTWARE CORP

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Director	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Director	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Director	May 22, 2013
Eric B. Miller

FTI General Partner LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI GENERAL PARTNER LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

FTI Hosting LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI HOSTING LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

FTI International LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI INTERNATIONAL LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller

FTI Investigations LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

FTI INVESTIGATIONS LLC

By:	/s/ Michael J. Slattery, Jr.
Name:	Michael J. Slattery, Jr.
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Slattery, Jr.	President (Principal Executive Officer) and a Manager	May 22, 2013
Michael J. Slattery, Jr.

/s/ Eric B. Miller	Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Eric B. Miller

Sports Analytics LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 22, 2013.

SPORTS ANALYTICS LLC

By:	/s/ David G. Bannister
Name:	David G. Bannister
Title:	President

Each person whose signature appears below does hereby constitute and appoint Roger D. Carlile and Eric B. Miller to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Bannister	President (Principal Executive Officer) and a Manager	May 22, 2013
David G. Bannister

/s/ Ronald Reno	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) and a Manager	May 22, 2013
Ronald Reno

/s/ Eric B. Miller	Senior Vice President and a Manager	May 22, 2013
Eric B. Miller